UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
___________________

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Texas Instruments Incorporated
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 27, 2023

Dear Stockholder:
You are cordially invited to attend the 2023 annual meeting of stockholders on Thursday, April 27, 2023, in the auditorium on our property at 12500 TI Boulevard, Dallas, Texas, at 8:30 a.m. (Central time). If you plan to attend the annual meeting, please see “Attendance and instructions for the annual meeting.” At the meeting we will consider and act upon the following matters:
•the election of directors for the next year,
•approval of amendment and restatement of the TI Employees 2014 Stock Purchase Plan to extend the termination date,
•advisory vote on the frequency of future advisory votes on executive compensation,
•advisory approval of the company’s executive compensation,
•ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2023,
•two stockholder proposals, if properly presented, and
•such other matters as may properly come before the meeting.
Stockholders of record at the close of business on March 1, 2023, are entitled to vote at the annual meeting.
We urge you to vote your shares as promptly as possible by (i) accessing the voting website, (ii) calling the toll-free number or (iii) signing, dating and mailing the enclosed proxy.

Sincerely,

Cynthia Hoff Trochu Senior Vice President, Secretary and General Counsel
Dallas, Texas March 14, 2023

2023 PROXY STATEMENT • PAGE 1

2023 PROXY STATEMENT • PAGE 2

PROXY STATEMENT – MARCH 14, 2023
EXECUTIVE OFFICES
12500 TI BOULEVARD, DALLAS, TX 75243
MAILING ADDRESS: P.O. BOX 660199, DALLAS, TX 75266-0199
Voting procedures, quorum and attendance requirements
TI’s board of directors requests your proxy for the annual meeting of stockholders on April 27, 2023. If you sign and return the enclosed proxy or vote by telephone or on the internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes mentioned in the notice of annual meeting. This proxy statement and related proxy are being distributed on or about March 14, 2023. If you come to the meeting, you can vote in person. If you do not come to the meeting, your shares can be voted only if you have returned a properly signed proxy or followed the telephone or internet voting instructions, which can be found on the enclosed proxy. If you sign and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.
A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI common stock issued and outstanding and entitled to vote are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction.
2023 PROXY STATEMENT • PAGE 3

Shown below is a list of the matters to be considered at the meeting (each of which is discussed elsewhere in this proxy statement) and the vote required for election or approval, as the case may be.

Matter	Required Vote for Election or Approval	Impact of Abstentions or Broker Non-Votes
Election of directors.	Majority of votes present in person or by proxy at the meeting and entitled to be cast in the election with respect to a nominee must be cast for that nominee.	Abstentions have the same effect as votes against. Broker non-votes are not counted as votes for or against.
Proposal to amend and restate the TI Employees 2014 Stock Purchase Plan to extend the termination date.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Advisory vote on the frequency of future advisory votes on executive compensation.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Advisory vote to approve named executive officer compensation.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Proposal to ratify appointment of independent registered public accounting firm.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.

Abstentions have the same effect as votes against. (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

Stockholder proposal to permit a combined 10% of stockholders to call a special meeting.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Stockholder proposal to report on due diligence efforts to trace end-user misuse of company products.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Any other matter that may properly be submitted at the meeting.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Attendance and instructions for the annual meeting
Attendance at the annual meeting is limited to stockholders or their legal proxy holders. Attendees should park at the South Lobby, where reserved parking will be available. Each attendee must present a government-issued photo ID, such as a driver's license or passport, and an advance registration form to gain access. You may be denied entrance if the required identification and registration form are not presented. All attendees will be required to comply with TI’s then-current site visitor policy, which will be posted on our Investor Relations website on or before April 24, 2023. Be advised that TI’s security policy forbids weapons, cameras and audio/visual recording devices inside TI buildings. All bags will be subject to search upon entry into the building.
2023 PROXY STATEMENT • PAGE 4

If you plan to attend the annual meeting in person, you must print your own advance registration form and bring it to the meeting. Advance registration forms can be printed by clicking on the “Register for Meeting” button found at www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included in your notice, proxy card or voting instruction form. You must request your advance registration form by April 26, 2023, at 11:59 p.m. (Eastern time). If you are unable to print your advance registration form, please call Stockholder Meeting Registration Phone Support (toll-free) at 1-844-318-0137 or 1-925-331-6070 (international toll) for assistance.
Guest advance registration forms are not available. Exceptions may be granted to stockholders who require a companion in order to facilitate their own attendance (for example, due to a physical disability) by contacting Investor Relations.
Additionally, if you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.
Election of directors
Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees: Mark A. Blinn, Todd M. Bluedorn, Janet F. Clark, Carrie S. Cox, Martin S. Craighead, Curtis C. Farmer, Jean M. Hobby, Haviv Ilan, Ronald Kirk, Pamela H. Patsley, Robert E. Sanchez and Richard K. Templeton.
If you return a proxy that is not otherwise marked, your shares will be voted FOR each of the nominees.
Director nominees, qualifications and experience
All of the nominees for directorship will be directors of the company at the time of the annual meeting. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute, or the number of directors will be reduced accordingly.
2023 PROXY STATEMENT • PAGE 5

Summary
This table provides a summary view of the qualifications, experience and demographics of each director nominee as of the proxy statement filing date.

Qualifications and Experience	Mark A. Blinn	Todd M. Bluedorn	Janet F. Clark	Carrie S. Cox	Martin S. Craighead	Curtis C. Farmer	Jean M. Hobby	Haviv Ilan	Ronald Kirk	Pamela H. Patsley	Robert E. Sanchez	Richard K. Templeton
Independence	•	•	•	•	•	•	•		•	•	•
Multinational experience	•	•	•	•	•	•	•	•	•	•	•	•
Executive leadership (public or private)	•	•	•	•	•	•	•	•	•	•	•	•
Technology, research and development	•	•	•	•	•	•	•	•		•	•	•
Manufacturing	•	•		•	•			•				•
End-market knowledge	•	•	•	•	•		•	•	•		•	•
Regulatory, public policy or legal	•			•		•	•		•	•
Other public board service	•	•	•	•	•	•	•		•	•	•
Financial acumen	•	•	•	•	•	•	•	•	•	•	•	•
Auditing/Accounting	•		•				•			•	•
Sustainability	•	•	•	•	•	•		•	•		•	•

Demographic Background
Tenure (years)	10	6	8	19	5	*	7	1	10	19	12	20
Age (years)	61	59	68	65	63	60	62	54	68	66	57	64
Gender	M	M	F	F	M	M	F	M	M	F	M	M
Race/Ethnicity **	W	W	W	W	W	W	W	W	B	W	H	W
*    Elected to the board effective April 1, 2023
**    B = Black/African American; W = White; H = Hispanic/Latino

The board prefers a mix of background and experience among its members. The board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the company. The board actively seeks women and minority candidates for the pool from which board candidates are chosen. Maintaining a balance of tenure among the directors is also part of the board’s consideration. Longer-serving directors bring valuable experience with the company and familiarity with the strategic and operational challenges it has faced over the years, while newer directors bring fresh perspectives and ideas. To help maintain this balance, the company has a mandatory retirement policy, pursuant to which directors cannot stand for election after reaching age 70. The effectiveness of the board’s approach to board composition decisions is evidenced by the directors’ participation in the insightful and robust, yet respectful, deliberation that occurs at board and committee meetings, and in shaping the agendas for those meetings.
2023 PROXY STATEMENT • PAGE 6

Nominee criteria
In evaluating prospective nominees and as stated in our corporate governance guidelines, the Governance and Stockholder Relations (GSR) Committee considers the following criteria:
•Outstanding achievement in the individual’s personal career.
•Relevant commercial expertise.
•International operations experience.
•Financial acumen.
•Government experience.
•Standards of integrity and soundness of judgment.
•Ability to make independent, analytical inquiries.
•Ability to represent the total corporate interests of TI (a director will not be selected to, nor be expected to, represent the interests of any particular group).
•Board diversity (viewpoints, gender, ethnicity).
•Willingness and ability to devote the time required to perform board activities adequately. Directors should not serve on the boards of more than four other public companies.
Nominee assessment
As it considered director nominees for the 2023 annual meeting, the board kept in mind that the most important issues it considers typically relate to the company’s strategic direction; succession planning for senior executive positions; the company’s financial performance; the challenges of running a large, complex enterprise, including the management of its risks; major acquisitions and divestitures; and significant research and development (R&D) and capital investment decisions. These issues arise in the context of the company’s operations, which primarily involve the manufacture and sale of semiconductors all over the world into industrial, automotive, personal electronics, communications equipment and enterprise systems markets.
As described below, each of our director nominees has achieved an extremely high level of success in his or her career, whether at multibillion dollar, multinational corporate enterprises or significant governmental organizations. In these positions, each has been directly involved in the challenges relating to setting the strategic direction and managing the financial performance, personnel and processes of large, complex organizations, which includes key sustainability matters. Each has had exposure to effective leaders and has developed the ability to judge leadership qualities. Ten of the director nominees have experience in serving on the board of directors of at least one other major corporation, and one has served in high political office, all of which provides additional relevant experience on which each nominee can draw.
In concluding that each nominee should serve as a director, the board relied on the specific experiences and attributes listed below and on the direct personal knowledge (except as to Mr. Farmer who will join the board April 1, 2023), born of previous service on the board, that each of the nominees brings insight to board deliberations as well as a willingness to ask challenging questions.
All nominees for directorship are currently directors of the company, including Mr. Farmer, who was elected to the board effective April 1, 2023. He is the only director nominee at the 2023 annual meeting of stockholders who is standing for election by the stockholders for the first time. A search firm retained by the company to assist the GSR Committee in identifying and evaluating potential nominees initially identified Mr. Farmer as a potential director candidate. The search firm conducted research to identify a number of potential candidates, based on qualifications and skills the GSR Committee determined that candidates should possess. It then conducted further research on the candidates in whom the GSR Committee had the most interest. Following this process, Mr. Farmer was unanimously elected to the company’s board of directors.
The board believes its current size is within the desired range as stated in the board’s corporate governance guidelines.
2023 PROXY STATEMENT • PAGE 7

Director nominees
Mark Blinn
Former chief executive officer of Flowserve Corporation

Career highlights
Mr. Blinn served in various positions at Flowserve, including as chief executive officer and president from 2009 to 2017 and chief financial officer from 2004 to 2009. Prior to Flowserve, Mr. Blinn held senior finance positions at several companies, including FedEx Kinko's Office and Print Services, Inc. and Centex Corporation. As an attorney, he represented financial institutions, foreign corporations and insurance companies.

Key skills and experience
•Management responsibility of a large, multinational manufacturer operating in industrial markets
•Responsibility for significant capital and R&D investments
•Keen appreciation for audit and financial control matters
Other current public company directorships
•Emerson Electric Co.
•Globe Life Inc.
•Leggett & Platt, Incorporated
Other public company directorships in the last five years
•Flowserve Corporation
•Kraton Corporation

Todd Bluedorn
Former chairman and chief executive officer of Lennox International Inc.

Career highlights
Mr. Bluedorn has been vice chair of Madison Industries since 2022. Prior to Madison Industries, he served as chief executive officer of Lennox International from 2007 to 2022 and chairman of the board from 2012 to 2022. Prior to that, Mr. Bluedorn held several senior management positions at United Technologies Corporation, including leading Otis Elevator -- North & South America.

Key skills and experience
•Management responsibility of a large, multinational manufacturer operating in industrial markets
•Responsibility for significant capital and R&D investments
Other current public company directorships
•None
Other public company directorships in the last five years
•Eaton Corporation plc
•Lennox International Inc.

Janet Clark
Former chief financial officer of Marathon Oil Corporation

Career highlights
Ms. Clark was chief financial officer and executive vice president of Marathon Oil Corporation from 2007 to 2013 and senior vice president and chief financial officer from 2004 to 2007. Prior to Marathon, she served as chief financial officer of Nuevo Energy Company and Santa Fe Snyder Corporation. Ms. Clark has served as a director of Dell Inc. and Exterran Holdings, Inc. She also serves as a director of environmental non-profit Resources for the Future.

Key skills and experience
•Keen appreciation for audit and financial control matters
•Oversight of large multinational companies, including one in the technology industry
Other current public company directorships
•EOG Resources, Inc.
Other public company directorships in the last five years
•Goldman Sachs BDC, Inc.
•Goldman Sachs Private Middle Market Credit LLC

2023 PROXY STATEMENT • PAGE 8

Carrie Cox
Former chairman and chief executive officer of Humacyte, Inc.

Career highlights
Ms. Cox was the executive chair of Humacyte, Inc. from 2018 to 2019, where she was also chairman and chief executive officer from 2010 to 2018. Prior to Humacyte, Ms. Cox held several senior management positions in the medical industry, including leading the global pharmaceuticals business at Schering-Plough Corporation and the global prescription business at Pharmacia Corporation.

Key skills and experience
•Management responsibility of a large multinational company operating in a regulated industry
•Responsibility for significant capital and R&D investments
Other current public company directorships
•Cardinal Health, Inc.
•Organon & Co.
•Selecta Biosciences, Inc.
Other public company directorships in the last five years
•Array BioPharma Inc.
•Celgene Corporation
•electroCore, Inc.

Martin Craighead
Former chairman and chief executive officer of Baker Hughes Inc.

Career highlights
At Baker Hughes Inc., Mr. Craighead served as chief executive officer from 2012 to 2017 and chairman of the board from 2013 until the company merged with GE in 2017. He then served as vice chair of Baker Hughes, a GE company, until 2019. Prior to leading the company, Mr. Craighead held several senior management roles at Baker Hughes, including as chief operating officer.

Key skills and experience
•Management responsibility of a large, multinational company operating in industrial markets
•Responsibility for significant capital and R&D investments
Other current public company directorships
•Emerson Electric Co.
Other public company directorships in the last five years
•Baker Hughes Company (f/k/a Baker Hughes, a GE company)
•Ecovyst Inc.

Curtis C. Farmer
Chairman, president and chief executive officer of Comerica Incorporated

Career highlights
At Comerica, Mr. Farmer has served as chief executive officer since 2019, chairman since 2020 and president since 2015. Prior to those roles, he was executive vice president from 2008 to 2011, then vice chairman from 2011 to 2015. Mr. Farmer has also held senior leadership positions at Wachovia Corporation.

Key skills and experience
•Management responsibility of a large, multinational financial institution
•Responsibility for significant capital and R&D investment
Other current public company directorships
•Comerica Incorporated
Other public company directorships in the last five years
•None

2023 PROXY STATEMENT • PAGE 9

Jean Hobby
Retired partner of PricewaterhouseCoopers LLP

Career highlights
Ms. Hobby was global strategy officer of PricewaterhouseCoopers from 2013 to 2015. Prior to that, she held several senior management positions at the firm, including as technology, media and telecom sector leader and chief financial officer.

Key skills and experience
•Extensive audit knowledge and keen appreciation for audit, financial control and technology matters
•Management responsibility at a large, multinational company
•Strategic planning expertise
Other current public company directorships
•Hewlett Packard Enterprise Company
•Integer Holdings Corporation
Other public company directorships in the last five years
•CA, Inc.

Haviv Ilan
Executive vice president and chief operating officer of Texas Instruments Incorporated

Career highlights
Mr. Ilan has been an employee
of the company for over 20 years, serving since 2014 at a senior level at the company, including as director since 2021, executive vice president and chief operating officer since 2020 and senior vice president since 2014. As COO, Mr. Ilan is responsible for leading TI's business, sales, manufacturing and information technology organizations.

On January 19, 2023, Mr. Ilan was elected by the board of directors to succeed Mr. Templeton as president and chief executive officer, effective April 1, 2023.

Key skills and experience
•Management responsibility for the company's operations
•Knowledge of the company and the semiconductor industry
•Responsibility for significant capital investments
Other current public company directorships
•None
Other public company directorships in the last five years
•None

Ronald Kirk
Senior of counsel at Gibson, Dunn & Crutcher LLP

Career highlights
Mr. Kirk has been senior of counsel at Gibson, Dunn & Crutcher since 2013, and co-chairs the international trade and ESG practice groups. He served as the U.S. Trade Representative from 2009 to 2013, where he focused on the development and enforcement of U.S. intellectual property law. Mr. Kirk has been a director of Brinker International, Inc. and Dean Foods Company.

Key skills and experience
•Management responsibility of a large, complex organization operating internationally
•Keen insight into issues bearing on global economic activity and international trade policies
Other current public company directorships
•Mister Car Wash, Inc.
Other public company directorships in the last five years
•AMF Hawaii Investments, LLC (f/k/a Macquarie Infrastructure Holdings, LLC)

2023 PROXY STATEMENT • PAGE 10

Pamela Patsley
Former chairman and chief executive officer of MoneyGram International, Inc.

Career highlights
At MoneyGram, Ms. Patsley
was chair and chief executive officer from 2009 to 2015, then executive chair until 2018. Prior to that, she was senior executive vice president at First Data Corporation and chief executive officer of Paymentech, Inc. She also served as chief financial officer of First USA, Inc. and began her career as an auditor.

Key skills and experience
•Management responsibility of a large, multinational company
•Keen appreciation for audit, financial control and technology matters
Other current public company directorships
•Hilton Grand Vacations Inc.
•Keurig Dr Pepper Inc.
•Payoneer Global Inc.
Other public company directorships in the last five years
•ACI Worldwide, Inc.
•MoneyGram International, Inc.

Robert Sanchez
Chairman and chief executive officer of Ryder System, Inc.

Career highlights
Mr. Sanchez has been chairman and executive officer of Ryder since 2013. During his career at Ryder, Mr. Sanchez has served as president, chief operating officer, chief information officer and chief financial officer. He has also had a broad range of leadership roles in Ryder’s business segments, including as president of its Global Fleet Management Solutions business.

Key skills and experience
•Management responsibility of a large, multinational transportation and logistics company
•Responsibility for significant capital investments
•Keen appreciation for technology matters
Other current public company directorships
•Ryder System, Inc.
Other public company directorships in the last five years
•None

Rich Templeton
Chairman and chief executive officer of Texas Instruments Incorporated

Career highlights
Mr. Templeton is a 40-year veteran of the semiconductor industry, serving the last 28 years at a senior level at the company. He has been the company’s chairman since 2008, and chief executive officer and president from 2004 to June 2018 and July 2018 to present.

On January 19, 2023, Mr. Ilan was elected by the board of directors to succeed Mr. Templeton as president and chief executive officer, effective April 1, 2023. Mr. Templeton will continue as chairman of the board.

Key skills and experience
•Deep knowledge of all aspects of the company and the semiconductor industry
•Management responsibility of the company
•Responsibility for significant capital and R&D investments
Other current public company directorships
•None
Other public company directorships in the last five years
•None

2023 PROXY STATEMENT • PAGE 11

Director nomination process
The board is responsible for approving nominees for election as directors. To assist in this task, the board has designated a standing committee, the GSR Committee, that is responsible for reviewing and recommending nominees to the board. The GSR Committee is comprised solely of independent directors as defined by the rules of the The Nasdaq Stock Market LLC (Nasdaq) and the board’s corporate governance guidelines. Our board of directors has adopted a written charter for the GSR Committee. It can be found on our website at www.ti.com/corporategovernance.
It is a long-standing policy of the board to consider prospective board nominees recommended by stockholders. A stockholder who wishes to recommend a prospective board nominee for the GSR Committee’s consideration must write to the Secretary of the GSR Committee, Texas Instruments Incorporated, P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. The GSR Committee will evaluate the stockholder’s prospective board nominee in the same manner as it evaluates other nominees.
Under the company’s by-laws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of the company’s outstanding common stock continuously for at least three years, may nominate and include in the company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the by-laws, which can be found on our website at www.ti.com/corporategovernance.
The company’s by-laws also allow stockholders to nominate directors without involving the GSR Committee or including the nominee in the company’s proxy materials. To do so, stockholders must comply with the requirements set forth in the by-laws.
Communications with the board
Stockholders and others who wish to communicate with the board, a board committee or an individual director may write to them at P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. All communications addressed to the board, a board committee or an individual director that are sent to this address will be shared with the addressee.
Corporate governance
The board has a long-standing commitment to responsible and effective corporate governance. We annually conduct extensive governance reviews and engage in investor outreach specific to governance, executive compensation and environmental and social matters.
The board’s corporate governance guidelines (which include the director independence standards), the charters of each of the board’s committees, TI’s “Living our Values: TI’s ambitions, values and code of conduct,” our code of ethics for our chief executive officer (CEO) and senior financial officers and our by-laws are available on our website at www.ti.com/corporategovernance. Stockholders may request copies of these documents free of charge by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations.
Annual meeting attendance
It is a policy of the board to encourage directors to attend the annual meeting of stockholders. Attendance allows for interaction between stockholders and board members. In 2022, all directors then in office and standing for re-election attended TI’s annual meeting of stockholders.
Director independence
The board has determined that each of our directors is independent, with the exception of Messrs. Templeton and Ilan. In connection with this determination, information was reviewed regarding directors’ business and charitable affiliations, directors’ immediate family members and their employers, and any transactions or arrangements between the company and such persons or entities. The board has adopted the following standards for determining independence.

2023 PROXY STATEMENT • PAGE 12

A.In no event will a director be considered independent if:
1.He or she is a current partner of or is employed by the company’s independent auditors;
2.A family member of the director is (i) a current partner of the company’s independent auditors or (ii) currently employed by the company’s independent auditors and personally works on the company’s audit;
3.Within the current or preceding three fiscal years he or she was, and remains at the time of the determination, a partner in or a controlling shareholder, an executive officer or an employee of an organization that in the current year or any of the past three fiscal years (i) made payments to, or received payments from, the company for property or services, (ii) extended loans to or received loans from, the company, or (iii) received charitable contributions from the company in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2% of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs); or
4.Within the current or preceding three fiscal years a family member of the director was, and remains at the time of the determination, a partner in or a controlling shareholder or an executive officer of an organization that in the current year or any of the past three fiscal years (i) made payments to, or received payments from, the company for property or services, (ii) extended loans to or received loans from the company, or (iii) received charitable contributions from the company in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2% of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs).
B.In no event will a director be considered independent if, within the preceding three years:
1.He or she was employed by the company (except in the capacity of interim chairman of the board, chief executive officer or other executive officer, provided the interim employment did not last longer than one year);
2.He or she received more than $120,000 during any twelve-month period in compensation from the company (other than (i) compensation for board or board committee service, (ii) compensation received for former service lasting no longer than one year as an interim chairman of the board, chief executive officer or other executive officer and (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation);
3.A family member of the director was employed as an executive officer by the company;
4.A family member of the director received more than $120,000 during any twelve-month period in compensation from the company (excluding compensation as a non-executive officer employee of the company);
5.He or she was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
6.A family member of the director was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
7.He or she was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee; or
8.A family member of the director was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee.
C.No member of the Audit Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from the company, other than in his or her capacity as a member of the board or any board committee. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service). In addition, no member of the Audit Committee may be an affiliated person of the company except in his or her capacity as a director.
2023 PROXY STATEMENT • PAGE 13

D.With respect to service on the Compensation Committee, the board will consider all factors that it deems relevant to determining whether a director has a relationship to the company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:
1.The source of compensation of the director, including any consulting, advisory or compensatory fee paid by the company to the director; and
2.Whether the director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
E.For any other relationship, the determination of whether it would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities, and consequently whether the director involved is independent, will be made by directors who satisfy the independence criteria set forth in this section.
For purposes of these independence determinations, “company” and “family member” will have the same meaning as under Nasdaq rules.
Board organization
Board and committee meetings
During 2022, the board held eight meetings. The board has three standing committees described below. The standing committees of the board collectively held 19 meetings in 2022. Each director attended at least 90% of the board and relevant committee meetings combined. Overall attendance at board and committee meetings was approximately 99%.

Director	Audit Committee	Compensation Committee	Governance and Stockholder Relations Committee
Mark A. Blinn		•
Todd M. Bluedorn			•
Janet F. Clark	Chair
Carrie S. Cox		•
Martin S. Craighead		•
Curtis C. Farmer *	•
Jean M. Hobby	•
Michael D. Hsu **	•
Haviv Ilan
Ronald Kirk			Chair
Pamela H. Patsley ***		Chair
Robert E. Sanchez			•
Richard K. Templeton
*    Effective April 1, 2023
**    Serving until April 27, 2023
***    Lead director
Committees of the board
Audit Committee
The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All members of the Audit Committee are independent under Nasdaq rules and the board’s corporate governance guidelines. Since April 22, 2021, the committee members have been Ms. Clark (chair), Ms. Hobby and Mr. Hsu. Mr. Farmer will join the Audit Committee effective April 1, 2023. The Audit Committee is generally responsible for:
2023 PROXY STATEMENT • PAGE 14

•Reviewing:
◦The annual report of TI’s independent registered public accounting firm related to quality control.
◦TI’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the board.
◦TI’s audit plans.
◦Before issuance, TI’s news releases regarding annual and interim financial results and discussing with management any related earnings guidance that may be provided to analysts and rating agencies.
◦Relationships between the independent registered public accounting firm and TI.
◦The adequacy of TI’s internal accounting controls and other factors affecting the integrity of TI’s financial reports, and discussing with management and with the independent registered public accounting firm.
◦TI’s risk assessment and risk management practices, including cybersecurity and environmental-related risks.
◦TI’s compliance and ethics program.
◦A report of compliance of management and operating personnel with TI’s code of conduct, including TI’s conflict of interest policy.
◦TI’s non-employee-related insurance programs.
◦Changes, if any, in major accounting policies of the company.
◦Trends in accounting policy changes that are relevant to the company.
◦The company’s policy regarding investments and financial derivative products.
•Discussing TI’s audited financial statements with management and the independent registered public accounting firm, including a discussion with the firm regarding the matters required to be reviewed under applicable legal or regulatory requirements.
•Creating and periodically reviewing TI’s whistleblower policy.
•Appointing, compensating, retaining and overseeing TI’s independent registered public accounting firm.
The board has determined that all members of the Audit Committee are financially sophisticated, as the board has interpreted such qualifications in its business judgment. In addition, the board has designated Ms. Clark as the Audit Committee financial expert as defined in the Securities Exchange Act of 1934, as amended.
The Audit Committee met eight times in 2022. The Audit Committee holds regularly scheduled meetings and reports its activities to the board. The committee also continued its long-standing practice of meeting directly with our internal audit staff to discuss the audit plan and to allow for direct interaction between Audit Committee members and our internal auditors.
Compensation Committee
All members of the Compensation Committee are independent. Since April 22, 2021, the committee members have been Ms. Patsley (chair), Mr. Blinn, Ms. Cox and Mr. Craighead. The Compensation Committee is generally responsible for:
•Reviewing the performance of the CEO and determining his compensation.
•Setting the compensation of the company’s other executive officers.
•Overseeing administration of employee benefit plans.
•Making recommendations to the board regarding:
◦Institution and termination of, revisions in and actions under employee benefit plans that (i) increase benefits only for officers of the company or disproportionately increase benefits for officers of the company more than other employees of the company, (ii) require or permit the issuance of the company’s stock or (iii) require board approval.
◦Reservation of company stock for use as awards of grants under plans or as contributions or sales to any trustee of any employee benefit plan.
•Taking action as appropriate regarding the institution and termination of, revisions in and actions under employee benefit plans that are not required to be approved by the board.
2023 PROXY STATEMENT • PAGE 15

•Appointing, setting the compensation of, overseeing and considering the independence of any compensation consultant or other advisor.
The Compensation Committee met five times in 2022. The Compensation Committee holds regularly scheduled meetings, reports its activities to the board, and consults with the board before setting annual executive compensation.
In performing its functions, the committee is supported by the company’s Human Resources organization. The committee has the authority to retain any advisors it deems appropriate to carry out its responsibilities. The committee retained Pearl Meyer as its compensation consultant for the 2022 compensation cycle. The committee instructed the consultant to advise it directly on executive compensation philosophy, strategies, pay levels, decision-making processes and other matters within the scope of the committee’s charter. Additionally, the committee instructed the consultant to assist the company’s Human Resources organization in its support of the committee in these matters with such items as peer-group assessment, analysis of the executive compensation market and compensation recommendations.
The Compensation Committee considers it important that its compensation consultant’s objectivity not be compromised by other engagements with the company or its management. In support of this belief, the committee has a policy on compensation consultants, a copy of which may be found on www.ti.com/corporategovernance. During 2022, the committee determined that its compensation consultant was independent of the company and had no conflict of interest.
The Compensation Committee considers executive compensation in a multistep process that involves the review of market information, performance data and possible compensation levels over several meetings leading to the annual determinations in January. Before setting executive compensation, the committee reviews the total compensation and benefits of the executive officers and considers the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.
The CEO and the senior vice president responsible for Human Resources, who is an executive officer, are regularly invited to attend meetings of the committee. The CEO is excused from the meeting during any deliberations or vote on his compensation. No executive officer determines his or her own compensation or the compensation of any other executive officer. As members of the board, the members of the committee receive information concerning the performance of the company during the year and interact with our management. The CEO gives the committee and the board an assessment of his own performance during the year just ended. He also reviews the performance of the other executive officers with the committee and makes recommendations regarding their compensation. The senior vice president responsible for Human Resources assists in the preparation of and reviews the compensation recommendations made to the committee other than for his compensation.
The Compensation Committee’s charter provides that it may delegate its power, authority and rights with respect to TI’s long-term incentive plans, employee stock purchase plan and employee benefit plans to (i) one or more committees of the board established or delegated authority for that purpose or (ii) employees or committees of employees except that no such delegation may be made with respect to compensation of the company’s executive officers.
Pursuant to that authority, the Compensation Committee has delegated to a special committee established by the board the authority to, among other things, grant a limited number of stock options and restricted stock units (RSUs) under the company’s long-term incentive plans. The sole member of the special committee is Mr. Templeton. Upon Mr. Ilan’s re-election to the board, Mr. Ilan will replace Mr. Templeton as the sole member of the special committee effective April 27, 2023. The special committee has no authority to grant, amend or terminate any form of compensation for TI’s executive officers. The Compensation Committee reviews all activity of the special committee.
Governance and Stockholder Relations Committee
All members of the GSR Committee are independent. Since April 23, 2020, the committee members have been Mr. Kirk (chair), Mr. Bluedorn and Mr. Sanchez. The GSR Committee is generally responsible for:
•Making recommendations to the board regarding:
◦The development and revision of our corporate governance principles.
2023 PROXY STATEMENT • PAGE 16

◦The size, composition and functioning of the board and board committees.
◦Candidates to fill board positions.
◦Nominees to be designated for election as directors.
◦Compensation of board members.
◦Organization and responsibilities of board committees.
◦Succession planning by the company.
◦Issues of potential conflicts of interest involving a board member raised under TI’s conflict of interest policy.
◦Election of executive officers of the company.
◦Topics affecting the relationship between the company and stockholders.
◦Public issues likely to affect the company.
◦Responses to proposals submitted by stockholders.
•Reviewing:
◦Contribution policies of the company and the TI Foundation.
◦Scope of activities of the company’s political action committee.
◦Revisions to TI’s code of conduct.
•Electing officers of the company other than the executive officers.
•Overseeing an annual evaluation of the board and the committee.
The GSR Committee met six times in 2022. The GSR Committee holds regularly scheduled meetings and reports its activities to the board.
Board evaluation process
The board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The board and committee annual evaluation processes are designed to assess board and committee effectiveness, as well as individual director performance and contribution levels. The results of the evaluations are part of the GSR Committee’s and the board’s consideration in connection with their review of director nominees to ensure the board continues to operate effectively.
Annually, each of our directors completes comprehensive board and committee questionnaires. Each committee oversees its own evaluation process, and the GSR Committee also oversees the board evaluation process. The questionnaires, and ongoing feedback from individual directors, facilitate a candid assessment of (i) the board and committees’ oversight of risk, strategy and operations; (ii) the board’s culture, leadership structure and mix of director skills, qualifications and experiences; and (iii) board and committee meeting mechanics. Our directors are willing to have honest and difficult conversations as needed during the evaluation and nomination process.
Board leadership structure
The board’s current leadership structure combines the positions of chairman and CEO and includes a lead director who presides at executive sessions and performs the duties listed below. The board believes that this structure, combined with its other practices (such as (i) including on each board agenda an opportunity for the independent directors to comment on and influence the proposed strategic agenda for future meetings and (ii) holding an executive session of the independent directors at each board meeting), allows it to maintain the active engagement of independent directors and appropriate oversight of management.
The lead director is elected by the independent directors annually. The independent directors have elected Ms. Patsley to serve as lead director. The duties of the lead director are to:
•Preside at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
•Serve as liaison between the chairman and the independent directors;
•Approve information sent to the board;
•Approve meeting agendas for the board;
2023 PROXY STATEMENT • PAGE 17

•Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•If requested by major shareholders, ensure that he or she is available for consultation and direct communication.
In addition, the lead director has authority to call meetings of the independent directors.
The board, led by its GSR Committee, regularly reviews the board’s leadership structure. The board’s consideration is guided by two questions: would stockholders be better served and would the board be more effective with a different structure. The board’s views are informed by a review of the practices of other companies and insight into the preferences of top stockholders, as gathered from face-to-face dialogue and review of published guidelines. The board also considers how board roles and interactions would change if its leadership structure changed. The board’s goal is for each director to have an equal stake in the board’s actions and equal accountability to the company and its stockholders.
The board continues to believe that there is no uniform solution for a board leadership structure. Indeed, the company has had varying board leadership models over its history, at times separating the positions of chairman and CEO and at times combining the two and utilizing a lead director.
Risk oversight by the board
It is management’s responsibility to assess and manage the various risks TI faces. It is the board’s responsibility to oversee management in this effort. In exercising its oversight, the board has allocated some areas of focus to its committees and has retained areas of focus for itself, as more fully described below.
Management generally views the risks TI faces as falling into the following categories: strategic, operational, financial and compliance. The board as a whole has oversight responsibility for the company’s strategic and operational risks (e.g., major initiatives, competitive markets and products, sales and marketing, R&D and cybersecurity). Throughout the year the CEO discusses these risks with the board. Additionally, at least once each year, the company’s chief information officer provides information on the cybersecurity risks and the company’s approach to protecting the company’s data and systems infrastructure to the board or Audit Committee. In the event of a material cybersecurity event, management would notify the board and, in compliance with our procedures, determine the timing and extent of the response and public disclosure and whether any future vulnerabilities are expected.
TI’s Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy). Oversight responsibility for compliance risk is shared by the board committees. For example, the Audit Committee oversees compliance with the company’s code of conduct and finance- and accounting-related laws and policies, as well as the company’s compliance program itself; the Compensation Committee oversees compliance with the company’s executive compensation plans and related laws and policies; and the GSR Committee oversees compliance with governance-related laws and policies, including the company’s corporate governance guidelines.
The Audit Committee oversees the company’s approach to risk management as a whole, including cybersecurity and environmental-related risks. The company’s chief financial officer (CFO) reviews the company’s risk management process with the Audit Committee at least annually. In addition, the company’s chief information officer reviews the company’s information technology systems with the Audit Committee periodically and includes a discussion of key cybersecurity risks as appropriate.
The board’s leadership structure is consistent with the board and committees’ roles in risk oversight. As discussed above, the board has found that its current structure and practices are effective in fully engaging the independent directors. Allocating various aspects of risk oversight among the committees provides for similar engagement. Having the chairman and CEO review strategic and operational risks with the board ensures that the director most knowledgeable about the company, the industry in which it operates and the competition and other challenges it faces shares those insights with the board, providing for a thorough and efficient process.
Board oversight of environmental, social and governance (ESG) matters
Management implements ESG-related policies and practices under the board’s oversight, including by (i) establishing broad policies for guidance of the organization, such as those contained in the document “Living our
2023 PROXY STATEMENT • PAGE 18

Values: TI’s ambitions, values and code of conduct,” which was approved by the board; (ii) implementing those policies by delegation of authority and assigning responsibility to board committees, the chief executive officer, and other officers or employees as appropriate; and (iii) monitoring and evaluating performance to assure that the stated policies are being followed.
Where ESG-related issues may have significance for TI, these matters are reviewed in the relevant committee. We believe this approach ensures that ESG issues are overseen by the committee with the appropriate focus. For example, climate-related issues are reviewed with the Audit Committee by the vice president of worldwide environmental, safety and health. The GSR Committee also oversees ESG matters in connection with its responsibility to review public issues of interest to company stakeholders. Management also provides updates to the GSR Committee at least annually on shareholder policies and proposals regarding ESG matters that are relevant to the company.
Proposal to approve amendment and restatement of the TI Employees 2014 Stock Purchase Plan to extend the termination date
The board asks stockholders to approve the amendment and restatement, in its entirety, of the TI Employees 2014 Stock Purchase Plan (the “ESPP” and, as amended and restated, the “Restated ESPP”) to enable TI employees to continue to purchase shares of the company’s common stock at a discount under the Restated ESPP. The ESPP will expire on April 17, 2024, the 10-year anniversary of the effective date of the ESPP. If approved by stockholders, the Restated ESPP will extend the term until April 27, 2033. The Restated ESPP, like the ESPP, is intended to be qualified under Section 423 of the Internal Revenue Code (the “IRC”).
The board adopted the Restated ESPP on December 1, 2022, subject to stockholder approval. The board believes the Restated ESPP is in the best interest of stockholders as it enhances broad-based employee stock ownership (thus further aligning the interest of employees with TI stockholders) and helps the company attract, motivate and retain employees. If approved by stockholders, the Restated ESPP will be effective April 27, 2023, the date of the annual meeting of stockholders.
As of March 1, 2023, 32 million of the 40 million shares initially authorized under the ESPP remained available for issuance, representing approximately 4% of our total shares outstanding as of such date. The board is not asking for any additional shares for the Restated ESPP. Extending the term of the ESPP will enable use of its remaining, previously approved shares.
The full text of the Restated ESPP is set forth in Appendix B to this proxy statement. The principal features of the Restated ESPP are summarized below. The description below is qualified in its entirety by reference to the text of the Restated ESPP. The terms of the Restated ESPP are substantially similar to those of the ESPP that was approved by stockholders in April 2014. No offerings under the ESPP will be made following the completion of any offering pending on the effective date of the Restated ESPP.
Key plan provisions
Eligibility
All employees of TI, and such of its subsidiaries as the Compensation Committee of the board of directors shall designate, who are employees on the date of grant of the option (including those on paid or unpaid leave of absence if the company expects that the employee will return to work) will be eligible to participate in offerings of options under the Restated ESPP. On or prior to the date of grant, the Compensation Committee will determine the effect of an employee’s termination of employment during the term of the offering. Directors who are not employees will not be eligible to participate in the Restated ESPP.
As of March 1, 2023, TI and its subsidiaries had approximately 33,000 employees. Under Section 423 of the IRC, all employees of TI and any subsidiary designated by the Compensation Committee are required to be eligible for participation in the Restated ESPP, with limited exception. The basis for participation in the Restated ESPP is the Compensation Committee’s decision that an eligible participant will further the Restated ESPP’s purpose of encouraging a proprietary interest in TI. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the Restated ESPP.
2023 PROXY STATEMENT • PAGE 19

Offerings
Each year during the term of the Restated ESPP, unless the Compensation Committee determines otherwise, TI will make one or more offers to each eligible employee of options to purchase TI common stock. Each eligible employee will be entitled to purchase up to a number or dollar amount of shares as the Compensation Committee may determine (but not exceeding the amount specified in Section 423(b) of the IRC for the offering). The option price for each offering will be determined by the Compensation Committee and will not be less than (i) 85% of the fair market value of TI common stock on the date of grant of the option or (ii) 85% of the fair market value of TI common stock on the date the option is exercised, whichever is lower. The date of grant will be as determined by the Compensation Committee. The fair market value of TI common stock will be determined by the method or procedure established by the Compensation Committee. The closing price for TI common stock on March 1, 2023, was $172.17.
The expiration date of the options will be determined for each offering by the Compensation Committee but will not be later than 27 months from the date of grant of the option.
The term of an option will consist of an Enrollment Period, a Payroll Deduction Period and an Exercise Day. The beginning and ending dates of each Enrollment Period and Payroll Deduction Period and the date of each Exercise Day will be determined by the Compensation Committee. The employee may elect to be automatically re-enrolled in subsequent offerings. The employee’s election to participate in the offering will indicate the dollar amount of shares for which the employee wishes to participate and, unless prohibited by local law, will authorize payroll deductions to be made over the Payroll Deduction Period. If local law prohibits payroll deductions, the Compensation Committee may determine an alternative method of payment. During the Payroll Deduction Period, the Compensation Committee may allow participants to cancel or reduce (or both) their payment authorizations. After completion of the Payroll Deduction Period, the option will be automatically exercised on the Exercise Day and shares will be purchased with the amount in the employee’s account.
Under the ESPP, options are currently granted in four sets of offerings each year on the first day that Nasdaq is open for trading in December, March, June and September. The Payroll Deduction Period consists of three calendar months beginning on the first day of the calendar month following the grant date. The Exercise Day is the first day on which Nasdaq is open for trading after the end of the Payroll Deduction Period. The board anticipates that offerings under the Restated ESPP will operate in a similar manner.
An employee will not be granted an option under the Restated ESPP if the employee, immediately after the option is granted, owns stock having 5% or more of the total combined voting power or value of all classes of stock of the company. No employee will be granted an option under the Restated ESPP that permits the employee to accrue rights to purchase stock under all employee stock purchase plans of the company at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time under the IRC) of the fair market value of such stock (determined at the date of grant).
Transfer
An option granted under the Restated ESPP may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only for the benefit of the employee.
Authorized shares and adjustments
No more than 40 million shares of TI common stock may be sold pursuant to the Restated ESPP, subject to adjustments as described below. The board is not asking for any additional shares for the Restated ESPP.
If the Compensation Committee determines that an adjustment is appropriate by reason of any dividend or other distribution, recapitalization, stock split, or other similar corporate transaction or event (as more fully described in the Restated ESPP under the heading “Adjustments”), it will adjust any or all of (i) the number and type of shares that may be made subject to options, (ii) the number and type of shares subject to outstanding options and (iii) the grant, purchase or exercise price with respect to any option.
2023 PROXY STATEMENT • PAGE 20

Either authorized and unissued shares or treasury shares may be made subject to options under the Restated ESPP. Any shares not purchased prior to the termination of an option may be again subjected to an option under the Restated ESPP.
Administration
The Restated ESPP will be administered by the Compensation Committee. The Compensation Committee will have full power and authority to construe, interpret and administer the Restated ESPP. The Compensation Committee may delegate such power, authority and rights with respect to the administration of the Restated ESPP (including, without limitation, the designation of subsidiaries whose employees may participate in offerings and the exclusion of employees from specified offerings, in each case to the extent permitted by Section 423 of the IRC) as it deems appropriate to one or more members of the management of TI; provided, however, that any delegation to management will conform with the requirements of applicable law and stock exchange regulations.
Amendment, subplans and termination
The Compensation Committee may, at any time and from time to time, alter, amend, suspend or terminate the Restated ESPP. The Compensation Committee may also recommend to the board revisions of the Restated ESPP. However, unless the stockholders of TI have first approved thereof, (i) the total number of shares for which options may be exercised under the Restated ESPP will not be increased or decreased, except as described above in “Authorized shares and adjustments,” and (ii) no amendment may be made that allows an option price for offerings under the Restated ESPP to be less than 85% of the fair market value of the common stock of TI on the date of grant of the options or, if lower, 85% of the fair market value of the common stock of TI on the date on which an option is exercised.
The Compensation Committee may also adopt and amend stock purchase subplans for employees of subsidiaries with such provisions as are appropriate to conform with local laws, practices and procedures. All such subplans will be subject to the limitations on the amount of stock that may be issued under the Restated ESPP.
No offering may be made under the Restated ESPP after April 27, 2033.
Plan benefits and historical participation
Each executive officer of the company qualifies for participation under the Restated ESPP and may be eligible to annually purchase up to $25,000 worth of the company’s common stock at a discount below the market price. However, participation in the Restated ESPP is voluntary and dependent upon the executive officer’s election to participate, and the benefit of participating will depend on the terms of the offerings (if any) and fair market value of the stock on the Exercise Day. Accordingly, future benefits that would be received by the executive officers and other eligible employees under the proposed Restated ESPP are not determinable at this time.
The table below sets forth the shares purchased by the named executive officers and other employees under the ESPP during 2022.

Name and Principal Position	Shares Purchased
Richard K. Templeton, Chairman, President & Chief Executive Officer	—
Rafael R. Lizardi, Senior Vice President & Chief Financial Officer	136
Haviv Ilan, Director, Executive Vice President & Chief Operating Officer	—
Hagop H. Kozanian, Senior Vice President	—
Kyle M. Flessner, Senior Vice President	136
Executive officers as a group	893
Non-employee directors as group (not eligible)	N/A
Non-executive officer employees as a group	578,013
2023 PROXY STATEMENT • PAGE 21

U.S. federal tax consequences
The following summary is limited to the U.S. federal tax laws. It does not include the tax laws of any municipality, state or foreign country in which the participant resides.
The Restated ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the IRC. However, TI does not undertake to maintain such status throughout the term of the Restated ESPP.
In accordance with SEC rules, the following description of tax matters relating to the Restated ESPP is provided. In general, a participant has no taxable event at the time of grant of an option or at the time of exercise of an option, but will realize taxable income at the time the participant sells the shares acquired under the Restated ESPP.
If the participant observes certain holding period requirements, the participant’s gain on sale will generally be taxed at capital gains rates, except that in certain circumstances a portion of the participant’s gain will be treated as ordinary income. Those circumstances will generally occur if the exercise price of the shares is established as a percentage less than 100% of the fair market value of the shares at the beginning of the offering period, or if at the beginning of the period it is unknown what the exercise price will be, for example, if the exercise price can be determined only on the Exercise Day. The participant’s ordinary income will not be greater than the excess, if any, of the fair market value of the shares at the time of grant over the exercise price (or, if lower, the actual proceeds of sale over the actual purchase price of the shares). If the exercise price is a function of the value of the shares on the Exercise Day, the exercise price will be determined as if the option was exercised at the time of grant for purposes of calculating this limit. If the participant sells the shares only after satisfying the holding period requirements, the company will not be entitled to a deduction.
If the participant sells the shares before satisfying the holding period requirements, then the participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the Exercise Day. The company will be entitled to a corresponding deduction. The remainder of the proceeds of sale will be taxed at capital gains rates.
The board of directors recommends a vote “FOR” the amendment and restatement of the TI Employees 2014 Stock Purchase Plan to extend the termination date.
Director compensation
The GSR Committee has responsibility for reviewing and making recommendations to the board on compensation for non-employee directors, with the board making the final determination. The committee has no authority to delegate its responsibility regarding director compensation. In carrying out this responsibility, it is supported by TI’s Human Resources organization. The CEO, the senior vice president responsible for Human Resources and the Secretary review the recommendations made to the committee. The CEO also votes, as a member of the board, on the compensation of non-employee directors.
The compensation arrangements in 2022 for the non-employee directors were:
•Annual retainer of $110,000 for board and committee service.
•Additional annual retainer of $40,000 for service as the lead director.
•Additional annual retainer of $35,000 for service as chair of the Audit Committee; $25,000 for service as chair of the Compensation Committee; and $20,000 for service as chair of the GSR Committee.
•Annual grant of a 10-year option to purchase TI common stock pursuant to the terms of the Texas Instruments 2018 Director Compensation Plan (Director Plan), which was approved by stockholders in April 2018. The grant date value is approximately $100,000, determined using a Black-Scholes option-pricing model (subject to the board’s ability to adjust the grant downward). These non-qualified options become exercisable in four equal annual installments beginning on the first anniversary of the grant and also will become fully exercisable in the event of termination of service following a change in control (as defined in the Director Plan) of TI. If a director’s service terminates due to death, disability or ineligibility to stand for re-election under the company’s by-laws, or after the director has completed eight years of service, then all outstanding options held by the director shall continue to become exercisable in accordance with their terms. If a director’s service terminates for any other reason, all outstanding options held by the director
2023 PROXY STATEMENT • PAGE 22

shall be exercisable for 30 days after the date of termination, but only to the extent such options were exercisable on the date of termination.
•Annual grant of restricted stock units pursuant to the Director Plan with a grant date value of $100,000 (subject to the board’s ability to adjust the grant downward). The restricted stock units vest on the fourth anniversary of their date of grant and upon a change in control as defined in the Director Plan. If a director is not a member of the board on the fourth anniversary of the grant, restricted stock units will nonetheless settle (i.e., the shares will issue) on such anniversary date if the director has completed eight years of service prior to termination or the director’s termination was due to death, disability or ineligibility to stand for re-election under the company’s by-laws. The director may defer settlement of the restricted stock units at his or her election. Upon settlement, the director will receive one share of TI common stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units at the same rate as dividends on TI common stock. The director may defer receipt of dividend equivalents.
•$1,000 per day compensation for other activities designated by the chairman.
•A one-time grant of restricted stock units with a grant date value of approximately $200,000 upon a director’s initial election to the board.
The board has determined that annual grants of equity compensation to non-employee directors will be timed to occur in January when grants are made to our U.S. employees in connection with the annual compensation review process. See “Process for equity grants” for a discussion regarding the timing of equity compensation grants.
It is against TI policy for any employee, including an executive officer, or director to engage in trading in “puts” (options to sell at a fixed price), “calls” (similar options to buy) or other options or hedging techniques on TI stock specifically designed to limit losses on TI stock or equity compensation held by the employee or director. It is also against TI policy for directors and executive officers to pledge TI stock.
Directors are not paid a fee for meeting attendance, but we reimburse non-employee directors for their travel, lodging and related expenses incurred in connection with attending board, committee and stockholders meetings and other designated events. In addition, non-employee directors may travel on company aircraft to and from these meetings and other designated events.
Under the Director Plan, some directors have chosen to defer all or part of their cash compensation. These deferred amounts are credited to either a cash account or stock unit account. Cash accounts earn interest from TI at a rate currently based on Moody’s Seasoned Aaa Corporate Bonds. For 2022, that rate was 2.70%. Stock unit accounts fluctuate in value with the underlying shares of TI common stock, which will be issued after the deferral period. Dividend equivalents are paid on these stock units. Directors may also defer settlement of the restricted stock units they receive.
We have arrangements with certain customers whereby our employees may purchase consumer products containing TI components at discounted pricing. In addition, the TI Foundation has a matching gift program. In both cases, directors are entitled to participate on the same terms and conditions available to employees.
Non-employee directors are not eligible to participate in any TI-sponsored pension plan.
2023 PROXY STATEMENT • PAGE 23

2022 director compensation
The following table shows the compensation of all persons who were non-employee members of the board during 2022 for services in all capacities to TI in 2022.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Mark A. Blinn	$110,000	$99,991	$99,988	—	—	$40	$310,019
Todd M. Bluedorn	$110,000	$99,991	$99,988	—	—	$40	$310,019
Janet F. Clark	$158,333	$99,991	$99,988	—	—	$30,040	$388,352
Carrie S. Cox	$110,000	$99,991	$99,988	—	$5,761	$30,040	$345,780
Martin S. Craighead	$110,000	$99,991	$99,988	—	—	$27,540	$337,519
Jean M. Hobby	$110,000	$99,991	$99,988	—	—	$30,040	$340,019
Michael D. Hsu *	$110,000	$99,991	$99,988	—	—	$40	$310,019
Ronald Kirk	$130,000	$99,991	$99,988	—	—	$30,040	$360,019
Pamela H. Patsley	$161,667	$99,991	$99,988	—	—	$30,040	$391,686
Robert E. Sanchez	$110,000	$99,991	$99,988	—	—	$15,040	$325,019
*    Serving until April 27, 2023
(1)Mr. Farmer was elected to the board effective April 1, 2023, and accordingly received no compensation for services as a TI director in 2022.
(2)Includes amounts deferred at the director’s election.
(3)Shown is the aggregate grant date fair value of restricted stock units granted in 2022 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification™ Topic 718, Compensation-Stock Compensation (ASC 718). The assumptions used for purposes of calculating the grant date fair value are described in Note 3 to the financial statements contained in Item 8 (“Note 3 to the 2022 financial statements”) in TI’s annual report on Form 10-K for the year ended December 31, 2022. Each restricted stock unit represents the right to receive one share of TI common stock. For restricted stock units granted prior to 2007, shares are issued at the time of mandatory retirement from the board (age 70) or upon the earlier of termination of service from the board after completing eight years of service or death or disability. For information regarding share issuances under restricted stock units granted after 2006, see the discussion on pages 45-46.
The table below shows the aggregate number of shares underlying outstanding restricted stock units held by the named individuals as of December 31, 2022.

Name	Restricted Stock Units (Shares)
Mark A. Blinn	12,156
Todd M. Bluedorn	2,885
Janet F. Clark	8,942
Carrie S. Cox	32,088
Martin S. Craighead	2,885
Jean M. Hobby	2,885
Michael D. Hsu	3,226
Ronald Kirk	2,885
Pamela H. Patsley	4,885
Robert E. Sanchez	8,795
2023 PROXY STATEMENT • PAGE 24

(4)Shown is the aggregate grant date fair value of options granted in 2022 calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 3 to the 2022 financial statements. The terms of these options are as set forth on page 44. The table below shows the aggregate number of shares underlying outstanding stock options held by the named individuals as of December 31, 2022.

Name	Options (Shares)
Mark A. Blinn	8,058
Todd M. Bluedorn	17,718
Janet F. Clark	23,783
Carrie. S. Cox	33,773
Martin S. Craighead	13,412
Jean M. Hobby	23,783
Michael D. Hsu	4,969
Ronald Kirk	56,611
Pamela H. Patsley	44,312
Robert E. Sanchez	44,312
(5)SEC rules require the disclosure of earnings on deferred compensation to the extent that the interest rate exceeds a specified rate (Federal Rate), which is 120% of the applicable federal long-term interest rate with compounding. Under the terms of the Director Plan, deferred compensation cash amounts earn interest at a rate based on Moody’s Seasoned Aaa Corporate Bonds. For 2022, this interest rate exceeded the Federal Rate by 0.65 percentage points. Shown is the amount of interest earned on the directors’ deferred compensation accounts that was in excess of the Federal Rate.
(6)Consists of (i) the annual cost ($40 per director) of premiums for travel and accident insurance policies and (ii) contributions under the TI Foundation matching gift program of $30,000 for Ms. Clark, $30,000 for Ms. Cox, $27,500 for Mr. Craighead, $30,000 for Ms. Hobby, $30,000 for Mr. Kirk, $30,000 for Ms. Patsley and $15,000 for Mr. Sanchez.
Executive compensation
We are providing shareholders the opportunity to cast advisory votes on named executive officer compensation as required by Section 14A of the Securities Exchange Act.
Proposal regarding advisory vote on future advisory votes on executive compensation
The board asks shareholders to cast an advisory vote on whether future advisory votes on executive officer compensation should be held every year, every two years or every three years.

The board requests that shareholders vote in favor of future advisory votes to be held annually. An annual advisory vote will allow our shareholders to provide us with their direct and timely input on our compensation philosophy, policies and practices and is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Although the outcome of the vote is not binding on the company, the board will consider the outcome when setting the frequency of future advisory votes.

The board of directors recommends a vote of EVERY YEAR for future advisory votes on the compensation of the company’s executive officers.
Proposal regarding advisory approval of the company’s executive compensation
The “named executive officers” are the chief executive officer, the chief financial officer and the three other most highly compensated executive officers, as named in the compensation tables on pages 41-55.
2023 PROXY STATEMENT • PAGE 25

We ask shareholders to approve the following resolution:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 26-55 of this proxy statement, is hereby approved.
We encourage shareholders to review the Compensation Discussion and Analysis section of the proxy statement, which follows. It discusses our executive compensation policies and programs and explains the compensation decisions relating to the named executive officers for 2022. We believe that the policies and programs serve the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance and strategic position of the company.
Although the outcome of this annual vote is not binding on the company or the board, the Compensation Committee of the board will consider it when setting future compensation for the executive officers.
The board of directors recommends a vote FOR the annual resolution approving the named executive officer compensation for 2022, as disclosed in this proxy statement.
Compensation discussion and analysis
This section describes TI’s compensation program for executive officers. It will provide insight into the following:
•The elements of the 2022 compensation program, why we selected them and how they relate to one another; and
•How we determined the amount of compensation for 2022.
The executive officers of TI have the broadest job responsibilities and policy-making authority in the company. We hold them accountable for the company’s performance and for maintaining a culture of strong ethics and compliance. Details of compensation for our CEO, our CFO and the three other highest paid individuals who were executive officers in 2022 (collectively called the “named executive officers” (NEOs)) can be found in the tables following the Compensation Committee report.
Executive summary
•TI’s compensation program is structured to pay for performance and deliver rewards that encourage executives to think and act in both the short- and long-term interests of our shareholders. The majority of total compensation for our executives each year comes in the form of variable cash and equity compensation. Variable cash is tied to the short-term performance of the company, and the value of equity is tied to the long-term performance of the company. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of TI.
•2022 compensation decisions for the CEO:
◦Base salary was increased by 4.0% over 2021.
◦The grant date fair value of equity compensation awarded in 2022 increased by 15% from 2021, reflecting an effort to align with the projected market range for similarly situated CEOs in our Comparator Group (as defined below).
◦The bonus decision was based primarily on the following performance results in 2022:
2023 PROXY STATEMENT • PAGE 26

	2022 Absolute Performance	2022 Relative Performance *
Revenue growth: Total TI	9.2%	Below median
Profit from Operations as a % of Revenue (operating profit margin)	50.6%	Above median
Total Shareholder Return (TSR)	-9.8%	Above median

Year-on-Year Change in CEO Bonus (2022 bonus compared with 2021)	10% increase
*Relative to semiconductor competitors as outlined below; includes estimates and projections of certain competitors’ financial results. See “Analysis of compensation determinations – Bonus – Assessment of 2022 performance” for details of the Compensation Committee’s assessment of TI’s performance. (It is important to note that the median growth rate of competitor companies includes the benefit of acquisitions, whereas TI’s growth rate is entirely organic.)
•Our executive compensation program is designed to encourage executive officers to pursue strategies that serve the interests of the company and shareholders, and not to promote excessive risk-taking by our executives. It is built on a foundation of sound corporate governance and includes:
◦Executive officers do not have employment contracts and are not guaranteed salary increases, bonus amounts or awards of equity compensation.
◦We have never repriced stock options. We do not grant reload options. We grant equity compensation with double-trigger change in control terms, which accelerate the vesting of grants only if the grantee has been terminated involuntarily within a limited time after a change in control of the company.
◦Bonus and equity compensation awards are subject to clawback as described under “Recoupment policy” below.
◦We do not provide excessive perquisites. We provide no tax gross-ups for perquisites.
◦We do not guarantee a return or provide above-market returns on compensation that has been deferred.
◦Pension benefits are calculated on salary and bonus only; the proceeds earned on equity or other performance awards are not part of the pension calculation.
Detailed discussion
Compensation philosophy and elements
For years, we have run our business and invested in our people and communities with three overarching ambitions in mind. First, we will act like owners who will own the company for decades. Second, we will adapt and succeed in a world that is ever changing. And third, we will be a company that we are personally proud to be a part of and that we would want as our neighbor. When we are successful in achieving these ambitions, our employees, customers, communities and shareholders all win. Central to our ambitions, which are the foundation of our approach to environmental, social and governance (ESG) and sustainability, is a belief that in order for all stakeholders to benefit, the company must grow stronger over the long term. Our compensation program is structured with these ambitions in mind.
The Compensation Committee of TI’s board of directors is responsible for setting the compensation of all TI executive officers. The committee consults with the other independent directors and its compensation consultant, Pearl Meyer, before setting annual compensation for the executives. The committee chair regularly reports on committee actions at board meetings.
2023 PROXY STATEMENT • PAGE 27

In assessing performance and compensation decisions, the committee does not use formulas, thresholds or multiples. Because market conditions can quickly change in our industry, thresholds established at the beginning of a year could prove irrelevant by year-end. The committee believes its approach, which assesses the company’s absolute and relative performance in hindsight after year-end (for the most recent one- and three-year periods), gives it the insight to most effectively and critically judge results and encourages executives to pursue strategies that serve the long-term interests of the company and its shareholders. It also promotes accuracy in our assessment and comparison to competition and eliminates the need for adjustments to formulas, targets or thresholds during times of uncertain market conditions.
The primary elements of our executive compensation program are as follows:
Near-term compensation, paid in cash

Base Salary
Purpose	Basic, least variable form of compensation, designed to provide a stable source of income.

Strategy	Generally, target market median, giving appropriate consideration to job scope and tenure, to attract and retain highly qualified executives.

Terms	Paid twice monthly.

Profit Sharing
Purpose	Broad-based program designed to emphasize that each employee contributes to the company’s profitability and can share in it.

Strategy
Pay according to a formula that is the same for all employees to focus them on a company goal, and set pay-out potential at a level that will affect behavior. Profit sharing is paid in addition to any performance bonus awarded for the year.
For the last 18 years, the formula has been based on company-level annual operating profit margin. The formula was set by the TI board. The committee’s practice has been not to adjust amounts earned under the formula.

Terms
Payable in a single cash payment shortly after the end of the performance year.
As in recent years, the formula for 2022 was:
•Below 10% company-level annual operating profit as a percentage of revenue (“operating profit margin”): no profit sharing
•At 10% operating profit margin: profit sharing = 2% of base salary
•At operating profit margin above 10%: profit sharing increases by 0.5% of base salary for each percentage point of operating profit margin between 10% and 24%, and 1% of base salary for each percentage point of operating profit margin above 24%. The maximum profit sharing is 20% of base salary.
In 2022, TI delivered operating profit margin of 50.6%. As a result, all eligible employees, including executive officers, received profit sharing of 20% of base salary.

2023 PROXY STATEMENT • PAGE 28

Performance Bonus
Purpose	To motivate executives and reward them according to the company’s relative and absolute performance and the executive’s individual performance.

Strategy
Determined primarily on the basis of one-year and three-year company performance on certain measures (revenue growth percent, operating profit margin and total shareholder return1) as compared with competitors and on our strategic progress in key markets and with customers. These factors have been chosen to reflect our near-term financial performance as well as our progress in building long-term shareholder value.
The committee aims to pay total cash compensation (base salary, profit sharing and bonus) appropriately above median if company performance is above that of competitors, and pay total cash compensation appropriately below the median if company performance is below competitors.
The committee does not rely on formulas or performance targets or thresholds. Instead, it uses its judgment based on its assessment of the factors described above..[1]

Terms	Determined by the committee and paid in a single payment after the performance year.
Long-term compensation, awarded in equity

Stock Options and Restricted Stock Units
Purpose	Alignment with shareholders; long-term focus; balance retention, particularly with respect to restricted stock units, and performance.

Strategy
We grant a combination of non-qualified stock options and restricted stock units, generally targeted at the median level of equity compensation awarded to executives in similar positions within the Comparator Group. The committee does not rely on formulas or performance targets or thresholds.

Terms
The terms and conditions of stock options and restricted stock units are summarized under “Outstanding equity awards at fiscal year-end 2022.” The committee’s grant procedures are described under “Process for equity grants.”

Comparator group
The Compensation Committee considers the market level of compensation when setting the salary, bonuses and equity compensation of the executive officers. To estimate the market level of pay, the committee uses information provided by its compensation consultant and TI’s Compensation and Benefits organization about compensation paid to executives in similar positions at a peer group of companies (the “Comparator Group”).
The committee sets the Comparator Group and reviews it annually. In general, the Comparator Group companies (i) are U.S.-based, (ii) engage in the semiconductor business, other electronics or information technology activities or use sophisticated manufacturing processes, (iii) have executive positions comparable in complexity to those of TI and (iv) use forms of executive compensation comparable to TI’s.
1 Total shareholder return refers to the percentage change in the value of a shareholder’s investment in a company over the relevant time period, as determined by dividends paid and the change in the company’s share price during the period. See notes to the performance summary table under “Analysis of compensation determinations – Bonus.”
2023 PROXY STATEMENT • PAGE 29

Shown in the table below is the Comparator Group used for the compensation decisions for 2022.

3M Company	Intel Corporation
Accenture plc	Medtronic plc
Analog Devices, Inc.	Micron Technology, Inc.
Applied Materials, Inc.	Motorola Solutions, Inc.
Broadcom Inc.	NVIDIA Corporation
Cisco Systems, Inc.	QUALCOMM Incorporated
Corning Incorporated	TE Connectivity Ltd.
Emerson Electric Co.	Thermo Fisher Scientific Inc.
Honeywell International Inc.	Western Digital Corporation
The committee set the Comparator Group in July 2021 for the base salary and equity compensation decisions it made in 2022. For a discussion of the factors considered by the committee in setting the Comparator Group in July 2021, please see “Comparator group” on page 25 of the company’s 2022 proxy statement.
In July 2022, the committee conducted its regular review of the Comparator Group in terms of industry, revenue and market capitalization. With the advice of its compensation consultant, the committee decided to make no changes to the group. Accordingly, the committee used the same Comparator Group for the bonus decisions in January 2023 relating to 2022 performance. The table below compares the Comparator Group to TI in terms of revenue and market capitalization.

Company	Revenue ($ Billion) *	Market Cap ($ Billion) *
Intel Corporation	69.5	109.1
Accenture plc	62.4	175.7
Cisco Systems, Inc.	52.3	195.7
QUALCOMM Incorporated	44.2	123.2
Thermo Fisher Scientific Inc.	44.2	216.0
Honeywell International Inc.	34.9	144.1
3M Company	34.8	66.3
Broadcom Inc.	33.2	233.7
Medtronic plc	30.8	103.4
NVIDIA Corporation	28.6	359.5
Micron Technology, Inc.	27.2	54.5
Applied Materials, Inc.	25.8	82.2
Emerson Electric Co.	19.6	56.8
Western Digital Corporation	17.5	10.0
TE Connectivity Ltd.	16.3	36.4
Corning Incorporated	14.5	27.0
Analog Devices, Inc.	12.0	83.5
Motorola Solutions, Inc.	8.7	43.1
Median	29.7	93.5
Texas Instruments Incorporated	20.2	149.9
*Trailing four-quarter revenue and market capitalization is as reported by Thomson Reuters on January 4, 2023.
2023 PROXY STATEMENT • PAGE 30

Analysis of compensation determinations
Total compensation
Before finalizing the compensation of the executive officers, the committee reviewed all elements of compensation. The information included total cash compensation (salary, profit sharing and projected bonus), the grant date fair value of equity compensation, the impact (if any) that proposed compensation would have on other compensation elements, and a summary of benefits that the executives would receive under various termination scenarios. The review enabled the committee to see how various compensation elements relate to one another and what impact its decisions would have on the total earnings opportunity of the executives. In assessing the information, the committee did not target a specific level of total compensation or use a formula to allocate compensation among the various elements. Instead, it used its judgment in assessing whether the total was consistent with the objectives of the program. Based on this review, the committee determined that the level of compensation was appropriate.
Base salary
The committee set the 2022 rate of base salary for the following named executive officers as follows:

Officer	2022 Annual Rate	Change from 2021 Annual Rate
Richard K. Templeton	$1,435,000	4.0%
Rafael R. Lizardi	$770,000	4.1%
Haviv Ilan	$915,000	4.0%
Hagop H. Kozanian	$730,000	7.4%
Kyle M. Flessner	$730,000	4.3%
For each of these executive officers, the committee set the 2022 base-salary rate listed above in January 2022. In keeping with its strategy, the committee targeted the annual base-salary rates to be at the estimated median level of salaries expected to be paid to similarly situated executives (considering job scope and tenure) of companies within the Comparator Group in January 2022.
The salary differences between the named executive officers were driven primarily by the market rate of pay (considering job scope and tenure) for each officer and not the application of a formula designed to maintain a differential between the officers.
2023 PROXY STATEMENT • PAGE 31

Equity compensation
In 2022, the committee awarded equity compensation to each of the named executive officers listed below. The grants are shown in the table under “Grants of plan-based awards in 2022.” The grant date fair value of the awards is reflected in that table and in the “Stock Awards” and “Option Awards” columns of the 2022 summary compensation table. The table below is provided to assist the reader in comparing the grant date fair values and number of shares for each of the years shown in the summary compensation table.

Officer	Year	Grant Date Fair Value *	Stock Options (Shares)	Restricted Stock Units (Shares)
Richard K. Templeton	2022	$15,000,082	188,423	42,904
	2021	$13,000,129	159,706	38,410
	2020	$13,000,042	254,216	49,801

Rafael R. Lizardi	2022	$3,800,025	47,734	10,869
	2021	$3,300,173	40,541	9,751
	2020	$3,300,044	64,532	12,642

Haviv Ilan	2022	$9,000,162	113,054	25,743
	2021	$7,000,036	85,996	20,682
	2020	$4,500,043	87,998	17,239

Hagop H. Kozanian	2022	$4,400,179	55,271	12,586
	2021	$3,800,144	46,684	11,228
	2020	$3,000,089	58,666	11,493

Kyle M. Flessner	2022	$4,200,199	52,759	12,014
	2021	$3,600,131	44,227	10,637
	2020	$3,600,024	70,399	13,791
*See Notes 2 and 3 to the summary compensation table for information on how grant date fair value was calculated.
In January 2022, the committee awarded equity compensation to each of the named executive officers listed above. The committee’s general objective was to award to those officers equity compensation that had a grant date fair value at approximately the median market level of the most recently disclosed equity compensation granted by the Comparator Group.
In assessing the market level, the committee considered information presented by TI’s Compensation and Benefits organization (prepared using data provided by the committee’s compensation consultant) on the estimated value of the awards expected to be granted to similarly situated executives (considering job scope and tenure) of companies within the Comparator Group. The award value was estimated using the same methodology used for financial accounting.
For each officer, the committee set the desired grant value. The committee decided to allocate the value equally between restricted stock units and options for each officer, to give equal emphasis to promoting retention and performance, motivating the executive and aligning interests with those of shareholders.
Before approving the grants, the committee reviewed the amount of unvested equity compensation held by the officers to assess its retention value. In making this assessment, the committee used its judgment and did not apply any formula, threshold or maximum. This review did not result in an increase or decrease of the awards.
The exercise price of the options was the closing price of TI stock on January 27, 2022, the second trading day after the company released its annual and fourth-quarter financial results for 2021. All grants were made under the Texas Instruments 2009 Long-Term Incentive Plan, which shareholders approved in April 2009 and amended in 2016.
2023 PROXY STATEMENT • PAGE 32

All grants have the terms described under “Outstanding equity awards at fiscal year-end 2022.” The differences in the equity awards between the named executive officers were primarily the result of differences in the applicable estimated market level of equity compensation for their positions, and not the application of any formula designed to maintain differentials between the officers.
Bonus
In January 2023, the committee set the 2022 bonus compensation for executive officers based on its assessment of 2022 performance. In setting the bonuses, the committee used the following performance measures to assess the company:
•The relative one-year and three-year performance of TI as compared with competitor companies, as measured by
◦revenue growth,
◦operating profit margin,
◦total shareholder return, and
•The absolute one-year and three-year performance of TI on the above measures.
In addition, the committee considered strategic progress by reviewing company and strategic positioning (including ESG), operating performance, and revenue growth, including TI competitiveness in key markets with core products and technologies, and the strength of relationships with customers.
In the comparison of relative performance, the committee used the following companies (the “competitor companies”):

Advanced Micro Devices, Inc.	NXP Semiconductors N.V.
Analog Devices, Inc.	ON Semiconductor Corporation
Broadcom Inc.	Qorvo, Inc.
Infineon Technologies AG	QUALCOMM Incorporated
Intel Corporation	Renesas Electronics Corporation
Marvell Technology Group Ltd.	Skyworks Solutions, Inc.
Microchip Technology Incorporated	STMicroelectronics N.V.
NVIDIA Corporation
To the extent the companies had not released financial results for the year or the most recent quarter, the committee based its evaluation on estimates and projections of the companies’ financial results for 2022.
This list includes both broad-based and niche suppliers that operate in our key markets or offer technology that competes with our products. The committee considers annually whether the list is still appropriate in terms of revenue, market capitalization and changes in business activities of the companies. The committee made no changes to the list of competitor companies in 2022.
Assessment of 2022 performance
The committee spent extensive time in December and January assessing TI’s results and strategic progress for 2022. In setting bonuses, the committee considered quantitative and qualitative measures on both an absolute and relative basis, and the company’s strategic focus on long-term growth of free cash flow per share, and made certain that resulting decisions were founded on both solid data and sound judgment. On an absolute basis, revenue and operating profit margin were both positive, with operating profit margin being better than median relative to competitors while revenue remained below median. TSR was down on an absolute basis but still better than median relative to competitors. Free cash flow for the year was $5.92 billion and 29.6% of revenue. In aggregate, the committee determined that the company continued to strengthen its strategic position and operating performance, while also growing 2022 revenue. Therefore, the committee targeted a bonus increase of 10% for 2022. Details on the committee’s assessment are below.
2023 PROXY STATEMENT • PAGE 33

Strategic progress
•Our primary objective is the long-term growth of free cash flow per share. To achieve this objective, the company’s strategy is comprised of having a great business model, a disciplined approach to capital allocation and a focus on efficiency.
•The company’s business model is designed around four sustainable competitive advantages that, in combination, provide tangible benefits and are difficult to replicate. These advantages include (i) a strong foundation of manufacturing and technology, (ii) a broad portfolio of analog and embedded processing products, (iii) the reach of our market channels, and (iv) diversity and longevity of our products, markets and customer positions. In 2022, the company continued investing to strengthen and leverage these advantages for the long term, despite ongoing global challenges and supply chain disruptions across the world.
•The company’s strategic focus is on analog and embedded processing products sold into six end markets: industrial, automotive, personal electronics, communications equipment, enterprise systems and other. In 2022, the company continued the disciplined allocation of R&D spending to strengthen its product portfolio, building on the existing foundation for near- and long-term results.
◦TI’s broad analog and embedded processing product portfolio includes tens of thousands of products, with more products added each year, offering strong differentiation and longevity. In 2022, greater than 90% of TI’s revenue came from analog and embedded processing semiconductors.
◦The company places additional strategic emphasis on designing and selling products into the industrial and automotive markets, which it believes represent the best growth opportunity because of the increasing semiconductor content in these markets. In 2022, approximately 65% of TI’s revenue came from industrial and automotive markets.
•TI’s revenue continues to come from a diverse base of thousands of applications. This is an intentional strategy that prevents dependence on a single market, customer or product.
•TI’s in-house capability to manufacture semiconductors remains a competitive advantage by providing lower costs and greater control of the supply chain. In 2022, TI continued to invest to strengthen its competitive advantage in manufacturing and technology as part of the company's long-term capacity planning. The company began production in its new 300-millimeter wafer fabrication facilities in Richardson, Texas (RFAB2), and Lehi, Utah (LFAB), and started construction on its next 300-millimeter wafer fabrication facilities in Sherman, Texas (SM1 and SM2).
•In 2022, the company continued to make progress in building closer direct relationships with its customers to further strengthen and extend its reach of market channels. The company continues to build on prior multiyear investments in its sales and marketing team, TI.com, business processes and logistics to build closer direct relationships with its customers. For example, in 2022 about 70% of the company’s revenue was direct. In addition, the company continues to invest in TI.com, delivering additional customer convenience for online sales. TI’s reach of market channels provides access to more customers and more of their design projects, leading to the opportunity to sell more TI products into each design, and also provides better insight and knowledge of customers’ needs and design trends.
•In total, the committee determined that TI’s strategic position was strengthened by management’s decisions and actions in 2022.
Revenue and margin
•Annual performance
◦TI’s revenue was higher in 2022 than in the prior year, increasing by 9.2%, and was below the median growth rate of competitor companies. It is important to note that the median growth rate of competitor companies includes the benefit of acquisitions, whereas TI’s growth rate is entirely organic.
◦Revenues for the company’s core businesses of analog and embedded processing increased 9.3% and 7.0%, respectively.
◦Operating profit margin was 50.6%, which was above both the prior year’s margin and the median comparison with competitors.
•Three-year performance
◦Compound annual revenue growth for 2020-2022 was 11.7%, which was below the median competitor comparison. It is important to note that the median growth rate of competitor companies includes the benefit of acquisitions, whereas TI’s growth rate is entirely organic.
2023 PROXY STATEMENT • PAGE 34

◦Average operating profit margin for 2020-2022 was 47.3%, which was above the median competitor comparison.
Total shareholder return (TSR)
•One-year TSR was down 9.8%, better than the median TSR as compared with competitor companies.
•The company again generated strong cash, with free cash flow at 29.6% of revenue.2 The company returned $7.91 billion to shareholders in 2022 through dividends and share repurchases. Dividends represented 72.5% of free cash flow, and the quarterly dividend rate increased 8%, marking 19 consecutive years of dividend increases. The company used $3.62 billion to repurchase 22.2 million shares of stock. Dividend increases and share repurchases are important elements of TI’s capital management.
•The balance sheet remained robust, ending the year with cash and short-term investments of $9.07 billion.
•The three-year compound annual growth rate for TSR was 11.5%, slightly below the median competitor comparison.
Performance summary

	1-Year	3-Year
Revenue growth: total TI	9.2%	11.7%	CAGR
Operating profit margin	50.6%	47.3%	average
Free cash flow as % of revenue	29.6%	33.5%	average
% of free cash flow returned to shareholders	133.6%	103.4%	average
Increase in quarterly dividend rate	8%	38%
Total shareholder return (TSR)	-9.8%	11.5%
CAGR (compound annual growth rate) is calculated using the formula (Ending Value/Beginning Value)1/number of years minus 1.
One-year and three-year TSR percentages are obtained from a report generated using a subscription service to Equilar, an executive compensation and corporate governance data firm.
Before setting the bonuses for the named executive officers, the committee considered the officers’ individual performance. The performance of Mr. Templeton was judged according to the performance of the company. For the other officers, the committee considered the factors described below in assessing individual performance. In making this assessment, the committee did not apply any formula or performance targets.
Mr. Lizardi is the chief financial officer. The committee noted the financial management of the company.
Mr. Ilan is responsible for all business and sales operations, information technology, and global technology and manufacturing operations. The committee noted the financial performance and strategic position of the product lines and activities for which he was responsible.
Mr. Kozanian is responsible for our analog signal chain product line within our analog business. The committee noted the financial performance and strategic position of this product line.
Mr. Flessner is responsible for our semiconductor technology and manufacturing operations. The committee noted the performance of those operations, including their cost-competitiveness and inventory management.
The bonuses awarded for 2022 performance are shown in the table below. The differences in the amounts awarded to the named executive officers were primarily the result of differences in the officers’ level of responsibility and related performance and the applicable market level of total cash compensation expected to be paid to similarly situated officers at companies within the Comparator Group.
2 Free cash flow was calculated by subtracting Capital expenditures from the GAAP-based Cash flows from operating activities. For a reconciliation to GAAP, see Appendix A to this proxy statement.
2023 PROXY STATEMENT • PAGE 35

Results of the compensation decisions
Results of the compensation decisions made by the committee relating to the named executive officers are summarized in the following table. This table is provided as a supplement to the summary compensation table for investors who may find it useful to see the data presented in this form. Although the committee does not target a specific level of total compensation, it considers information similar to that in the table to ensure that the sum of these elements is, in its judgment, in a reasonable range based on market level of pay and consistent with the objectives of the program.

Officer	Year	Salary (Annual Rate)	Profit Sharing	Bonus		Equity Compensation (Grant Date Fair Value)	Total
Richard K. Templeton	2022	$1,435,000	$286,083	$4,550,000		$15,000,082	$21,271,165
	2021	$1,380,000	$275,333	$4,125,000		$13,000,129	$18,780,462
	2020	$1,340,000	$267,333	$3,745,000		$13,000,042	$18,352,375

Rafael R. Lizardi	2022	$770,000	$153,500	$1,210,000		$3,800,025	$5,933,525
	2021	$740,000	$147,333	$1,100,000		$3,300,173	$5,287,506
	2020	$700,000	$139,333	$1,000,000		$3,300,044	$5,139,377

Haviv Ilan	2022	$915,000	$182,417	$2,070,000		$9,000,162	$12,167,579
	2021	$880,000	$175,500	$1,875,000		$7,000,036	$9,930,536
	2020	$850,000	$155,833	$1,700,000		$4,500,043	$7,205,876

Hagop H. Kozanian	2022	$730,000	$145,167	$1,460,000		$4,400,179	$6,735,346
	2021	$680,000	$134,667	$1,393,000	*	$3,800,144	$6,007,811
	2020	$600,000	$118,750	$1,200,000		$3,000,089	$4,918,839

Kyle M. Flessner	2022	$730,000	$145,500	$1,460,000		$4,200,199	$6,535,699
	2021	$700,000	$139,333	$1,395,000	*	$3,600,131	$5,834,464
	2020	$660,000	$131,000	$1,200,000		$3,600,024	$5,591,024
*    Consists of performance bonus awarded for 2021 in the amount of $1,325,000 for Mr. Kozanian and $1,325,000 for Mr. Flessner, and a one-time cash bonus of $68,000 for Mr. Kozanian and $70,000 for Mr. Flessner for extraordinary effort managing issues related to the semiconductor supply shortage.
This table shows the annual rate of base salary for each named executive officer. In the summary compensation table, the “Salary” column shows the actual salary paid in the year. Please see Notes 2 and 3 to the summary compensation table for information about how grant date fair value was calculated.
The “Total” for all named executive officers for 2022 was higher than 2021 primarily due to higher equity awards in 2022, reflecting an effort to align with the projected market range for similarly situated executives in our Comparator Group.
2023 PROXY STATEMENT • PAGE 36

The compensation decisions shown above resulted in the following 2022 compensation mix for the named executive officers:
*    Average data for the named executive officers other than Mr. Templeton

Equity dilution
The Compensation Committee’s goal is to keep net annual dilution from equity compensation under 2%. “Net annual dilution” means the number of shares under equity awards granted by the committee each year to all employees (net of award forfeitures) as a percentage of the shares of the company’s outstanding common stock. Equity awards granted in 2022 resulted in 0.6% net annual dilution.
Process for equity grants
The Compensation Committee makes grant decisions for equity compensation at its January meeting each year. The dates on which these meetings occur are generally set three years in advance. The January meetings of the board and the committee generally occur in the week or two before we announce our financial results for the previous quarter and year.
On occasion, the committee may grant stock options or restricted stock units to executives at times other than January. For example, it has done so in connection with job promotions and for purposes of retention.
We do not back date stock options or restricted stock units. We do not accelerate or delay the release of information due to plans for making equity grants.
If the committee meeting falls in the same month as the release of the company’s financial results, the committee’s practice is to make grants effective (i) on the second trading day after the results have been released or (ii) on the meeting day if later. In other months, its practice is to make them effective on the day of committee action. The exercise price of stock options is the closing price of TI stock on the effective date of the grant.
2023 PROXY STATEMENT • PAGE 37

Recoupment policy
The committee has a policy concerning recoupment (“clawback”) of executive bonuses and equity compensation. Under the policy, in the event of a material restatement of TI’s financial results due to misconduct, the committee will review the facts and circumstances and take the actions it considers appropriate with respect to the compensation of any executive officer or senior vice president whose fraud or willful misconduct contributed to the need for such restatement. Such action may include (i) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the committee, would have been paid had the financial results been properly reported and (ii) seeking to recover profits received by such officer during the 12 months after the restated period under equity compensation awards. All determinations by the committee with respect to this policy are final and binding on all interested parties.
Most recent stockholder advisory vote on executive compensation
In April 2022, our shareholders cast an advisory vote on the company’s executive compensation decisions and policies as disclosed in the proxy statement issued by the company in March 2022. Approximately 83% of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The committee considered this result and determined that it was not necessary at this time to make any material changes to the company’s compensation policies and practices in response to the advisory vote.
Benefits
Retirement plans
The executive officers participate in our retirement plans under the same rules that apply to other U.S. employees. We maintain these plans to have a competitive benefits program and for retention.
We have a U.S. qualified defined benefit pension plan that was closed to new participants in 1997. Then-current participants were given the choice to continue participating in the plan, or to have their plan benefits frozen (i.e., no benefit increase attributable to years of service or change in eligible earnings) and begin participating in an enhanced defined contribution plan. Messrs. Templeton and Flessner chose to have their benefits frozen. The other named executive officers joined the company after 1997 and are not eligible to participate in the defined benefit plan.
The Internal Revenue Code (IRC) imposes certain limits on the retirement benefits that may be provided under a qualified plan. To maintain the desired level of benefits, we have non-qualified defined benefit pension plans for participants in the qualified pension plan. Under the non-qualified plans, participants receive benefits that would ordinarily be paid under the qualified pension plan but for the limitations under the IRC. For additional information about the defined benefit plans, please see “2022 pension benefits.”
In general, if an employee who participates in the pension plan (including an employee whose benefits are frozen as described above) dies after having met the requirements for normal or early retirement, his or her beneficiary will receive a benefit equal to the lump-sum amount that the participant would have received if he or she had retired before death. Having already reached the age of 55 and at least 20 years of employment, Mr. Templeton is eligible for early retirement under the pension plans.
All employees who are not accruing benefits in the qualified pension plan are eligible to participate in a defined contribution plan that provides employer matching contributions. All named executive officers participate. This plan provides for (i) a fixed employer contribution plus an employer matching contribution for employees hired on or before December 31, 2003, or (ii) an employer matching contribution for employees hired after December 31, 2003.
The committee considers the potential effect on the executives’ retirement benefits when it sets salary and performance bonus levels.
2023 PROXY STATEMENT • PAGE 38

Deferred compensation
Any U.S. employee whose base salary and management responsibility exceed a certain level may defer the receipt of a portion of his or her salary, bonus and profit sharing. Rules of the U.S. Department of Labor require that this plan be limited to a select group of management or highly compensated employees. The plan allows employees to defer the receipt of their compensation in a tax-efficient manner. Eligible employees include, but are not limited to, the executive officers. We have the plan to be competitive with the benefits packages offered by other companies.
The executive officers’ deferred compensation account balances are unsecured, and all amounts remain part of the company’s operating assets. The value of the deferred amounts tracks the performance of investment alternatives selected by the participant. These alternatives are identical to those offered to participants in the defined contribution plans described above. The company does not guarantee any minimum return on the amounts deferred. In accordance with SEC rules, no earnings on deferred compensation are shown in the summary compensation table for 2022 because no “above market” rates were earned on deferred amounts in that year.
Employee stock purchase plan
We have an employee stock purchase plan. Under the plan, which our shareholders approved, all employees in the U.S. and certain other countries may purchase a limited number of shares of the company’s common stock at a 15% discount. The plan is designed to offer the broad-based employee population an opportunity to acquire an equity interest in the company and thereby align their interests with those of shareholders. Consistent with our general approach to benefit programs, executive officers are also eligible to participate.
Health-related benefits
Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and life insurance. These benefits are intended to be competitive with benefits offered in the semiconductor industry.
Other benefits
Executive officers receive only a few benefits that are not available to all other U.S. employees. They are eligible for a company-paid physical and financial counseling. In addition, the board of directors has determined that for security reasons, it is in the company’s interest to allow Mr. Templeton, at his option, to use company aircraft for personal air travel. Please see Note 6 to the summary compensation table for 2022 and “Potential payments upon termination or change in control – Termination – Perquisites” for further details. The company provides no tax gross-ups for perquisites to any of the executive officers.
Compensation following employment termination or change in control
None of the executive officers has an employment contract. Executive officers are eligible for benefits on the same terms as other U.S. employees upon termination of employment or a change in control of the company. The current programs are described under “Potential payments upon termination or change in control.” None of the few additional benefits that the executive officers receive continue after termination of employment, except that financial counseling is provided for a transition period following retirement. The committee reviews the potential impact of these programs before finalizing the annual compensation for the named executive officers. The committee did not raise or lower compensation for 2022 based on this review.
The Texas Instruments 2009 Long-Term Incentive Plan generally establishes double-trigger change in control terms. Under those terms, options become fully exercisable and shares are issued under restricted stock unit awards (to the extent permitted by Section 409A of the IRC) if the grantee is involuntarily terminated within 24 months after a change in control of TI. These terms are intended to encourage employees to remain with the company through a transaction while reducing employee uncertainty and distraction in the period leading up to any such event.
2023 PROXY STATEMENT • PAGE 39

Stock ownership guidelines and policy against hedging
Our board of directors has established stock ownership guidelines for executive officers. The guideline for the CEO is six times base salary, and the guideline for other executive officers is three times base salary. Executive officers have five years from their election as executive officers to reach these targets. Directly owned shares and restricted stock units count toward satisfying the guidelines.
Short sales of TI stock by our executive officers are prohibited. It is against TI policy for any employee, including an executive officer, to engage in trading in “puts” (options to sell at a fixed price), “calls” (similar options to buy), or other options or hedging techniques on TI stock.
Consideration of tax and accounting treatment of compensation
Current tax law limits the tax deductibility of annual compensation paid to any publicly held corporation’s “covered employees,” which includes all of our named executive officers. The Compensation Committee considers the impact of this deductibility limit as one factor in its determination of compensation.
When setting equity compensation, the committee considers the cost for financial reporting purposes of equity compensation it intends to grant. Its consideration of the cost of grants made in 2022 is discussed under “Analysis of compensation determinations – Equity compensation.”
Compensation Committee report
The Compensation Committee of the board of directors has furnished the following report:
The committee has reviewed and discussed the Compensation Discussion and Analysis with the company’s management. Based on that review and discussion, the committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for 2022 and the company’s proxy statement for the 2023 annual meeting of stockholders.

Pamela H. Patsley, Chair	Mark A. Blinn	Carrie S. Cox	Martin S. Craighead
2023 PROXY STATEMENT • PAGE 40

2022 summary compensation table
The table below shows the compensation of the named executive officers for services in all capacities to the company in 2022.

Name and Principal Position (1)	Year	Salary	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compen-sation (4)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings (5)	All Other Compen-sation (6)	Total
Richard K. Templeton	2022	$1,430,417	$4,550,000	$7,500,048	$7,500,034	$286,083	—	$363,004	$21,629,586
Chairman, President &	2021	$1,376,667	$4,125,000	$6,500,124	$6,500,005	$275,333	—	$418,282	$19,195,411
Chief Executive Officer	2020	$1,336,667	$3,745,000	$6,500,027	$6,500,015	$267,333	$199,431	$508,179	$19,056,652

Rafael R. Lizardi	2022	$767,500	$1,210,000	$1,900,010	$1,900,015	$153,500	—	$124,280	$6,055,305
Senior Vice President &	2021	$736,667	$1,100,000	$1,650,162	$1,650,011	$147,333	—	$112,797	$5,396,970
Chief Financial Officer	2020	$696,667	$1,000,000	$1,650,034	$1,650,010	$139,333	—	$116,989	$5,253,033

Haviv Ilan, Director	2022	$912,083	$2,070,000	$4,500,134	$4,500,028	$182,417	—	$127,334	$12,291,996
Executive Vice President	2021	$877,500	$1,875,000	$3,500,015	$3,500,021	$175,500	—	$100,282	$10,028,318
& Chief Operating Officer	2020	$779,167	$1,700,000	$2,250,034	$2,250,009	$155,833	—	$87,458	$7,222,501

Hagop H. Kozanian	2022	$725,833	$1,460,000	$2,200,159	$2,200,020	$145,167	—	$86,047	$6,817,226
Senior Vice President	2021	$673,333	$1,393,000	$1,900,114	$1,900,030	$134,667	—	$216,790	$6,217,934
	2020	$593,750	$1,200,000	$1,500,066	$1,500,023	$118,750	—	$47,905	$4,960,494

Kyle M. Flessner	2022	$727,500	$1,460,000	$2,100,167	$2,100,032	$145,500	—	$139,176	$6,672,375
Senior Vice President	2021	$696,667	$1,395,000	$1,800,100	$1,800,031	$139,333	—	$138,892	$5,970,023
	2020	$655,000	$1,200,000	$1,800,001	$1,800,023	$131,000	$4,324	$107,992	$5,698,340
(1)Mr. Templeton will be the company’s president and chief executive officer through March 31, 2023. Mr. Ilan will become the company’s president and chief executive officer on April 1, 2023. Mr. Templeton will continue as the company’s chairman.
(2)Shown is the aggregate grant date fair value of restricted stock unit (RSU) awards calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2022 appears in Note 3 to the 2022 financial statements. For a description of the grant terms, see the discussion following the outstanding equity awards at fiscal year-end 2022 table. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2021 and 2020 appears in Note 3 to the financial statements in TI’s annual report on Form 10-K for the year ended December 31, 2021 (2021 financial statements), and the financial statements in TI’s annual report on Form 10-K for the year ended December 31, 2020 (2020 financial statements).
(3)Shown is the aggregate grant date fair value of options calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of options granted in 2022 appears in Note 3 to the 2022 financial statements. For a description of the grant terms, see the discussion following the outstanding equity awards at fiscal year-end 2022 table. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2021 and 2020 appears in Note 3 to the 2021 and 2020 financial statements.
2023 PROXY STATEMENT • PAGE 41

(4)Consists of the profit sharing amount paid to each of the named executive officers for 2022.
(5)The company does not pay above-market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. The amounts in this column represent the change in the actuarial value of the named executive officers’ benefits under the qualified defined benefit pension plan (TI Employees Pension Plan) and the non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan and TI Employees Non-Qualified Pension Plan II) from December 31, 2021, through December 31, 2022. This “change in the actuarial value” is the difference between the 2021 and 2022 present value of the pension benefit accumulated as of year-end by the named executive officer, assuming that benefit is not paid until age 65. Mr. Templeton’s and Mr. Flessner’s benefits under the company’s pension plans were frozen as of December 31, 1997. Messrs. Lizardi, Ilan and Kozanian do not participate in any of the company’s defined benefit pension plans.
(6)Consists of (i) the amounts in the table below, which result from programs available to all eligible U.S. employees, and (ii) perquisites and personal benefits that meet the disclosure thresholds established by the SEC and are detailed in the paragraph below.

Name	401(k) Contribution	Defined Contribution Retirement Plan (a)	Unused Vacation Time (b)
Richard K. Templeton	$12,200	$305,047	—
Rafael R. Lizardi	$12,200	$95,315	—
Haviv Ilan	$12,200	$92,619	—
Hagop H. Kozanian	$12,200	$61,732	—
Kyle M. Flessner	$12,200	$108,399	$18,577
(a)Consists of (i) contributions under the company’s enhanced defined contribution retirement plan of $6,100 for Messrs. Templeton, Lizardi and Flessner and (ii) an additional amount of $298,947 for Mr. Templeton, $89,215 for Mr. Lizardi, $92,619 for Mr. Ilan, $61,732 for Mr. Kozanian and $102,299 for Mr. Flessner, applied by TI to offset IRC limitations on amounts that could be contributed to the enhanced defined contribution retirement plan, which amount is also shown in the 2022 non-qualified deferred compensation table.
(b)For Mr. Flessner, represents payment for unused vacation time that could not be carried forward.
The perquisites and personal benefits for 2022 are $45,756 for Mr. Templeton, consisting of financial counseling, an executive physical and personal use of company aircraft ($28,669), $16,765 for Mr. Lizardi and $22,515 for Mr. Ilan, consisting of financial counseling and an executive physical, and $12,115 for Mr. Kozanian consisting of financial counseling. Financial counseling and an executive physical were made available to the other named executive officers, but the amounts attributable to those officers were below the disclosure thresholds.
2023 PROXY STATEMENT • PAGE 42

Grants of plan-based awards in 2022
The following table shows the grants of plan-based awards to the named executive officers in 2022.

Name	Grant Date		Date of Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
Richard K. Templeton	1/27/2022	(1)	1/20/2022		188,423	$174.81	$7,500,034
	1/27/2022	(1)	1/20/2022	42,904			$7,500,048
Rafael R. Lizardi	1/27/2022	(1)	1/20/2022		47,734	$174.81	$1,900,015
	1/27/2022	(1)	1/20/2022	10,869			$1,900,010
Haviv Ilan	1/27/2022	(1)	1/20/2022		113,054	$174.81	$4,500,028
	1/27/2022	(1)	1/20/2022	25,743			$4,500,134
Hagop H. Kozanian	1/27/2022	(1)	1/20/2022		55,271	$174.81	$2,200,020
	1/27/2022	(1)	1/20/2022	12,586			$2,200,159
Kyle M. Flessner	1/27/2022	(1)	1/20/2022		52,759	$174.81	$2,100,032
	1/27/2022	(1)	1/20/2022	12,014			$2,100,167
(1)In accordance with the grant policy of the Compensation Committee of the board (described under “Process for equity grants”), the grants became effective on the second trading day after the company released its financial results for the fourth quarter and year 2021. The company released these results on January 25, 2022.
(2)The stock awards granted to the named executive officers in 2022 were RSU awards. These awards were made under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these RSU awards, see the discussion following the outstanding equity awards at fiscal year-end 2022 table.
(3)The options were granted under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these options, see the discussion following the outstanding equity awards at fiscal year-end 2022 table.
(4)The exercise price of the options is the closing price of TI common stock on January 27, 2022.
(5)Shown is the aggregate grant date fair value computed in accordance with ASC 718 for stock and option awards in 2022. The discussion of the assumptions used for purposes of the valuation appears in Note 3 to the 2022 financial statements.
None of the options or other equity awards granted to the named executive officers was repriced or modified by the company.
For additional information regarding TI’s equity compensation grant practices, see the Compensation Discussion and Analysis.
2023 PROXY STATEMENT • PAGE 43

Outstanding equity awards at fiscal year-end 2022
The following table shows the outstanding equity awards for each of the named executive officers as of December 31, 2022.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Richard K. Templeton	—	188,423	(2)	$174.81	1/27/2032	42,904	(6)	$7,088,599
	39,926	119,780	(3)	$169.23	1/28/2031	38,410	(7)	$6,346,100
	127,108	127,108	(4)	$130.52	1/24/2030	49,801	(8)	$8,228,121
	220,970	73,657	(5)	$104.41	1/25/2029	62,255	(9)	$10,285,771
	258,403	—		$110.15	1/25/2028	—		—
	333,615	—		$79.26	1/26/2027	—		—
	489,557	—		$52.93	1/29/2026	—		—
	516,440	—		$53.94	1/28/2025	—		—

Rafael R. Lizardi	—	47,734	(2)	$174.81	1/27/2032	10,869	(6)	$1,795,776
	10,135	30,406	(3)	$169.23	1/28/2031	9,751	(7)	$1,611,060
	32,266	32,266	(4)	$130.52	1/24/2030	12,642	(8)	$2,088,711
	16,998	16,998	(5)	$104.41	1/25/2029	14,367	(9)	$2,373,716
	12,921	—		$110.15	1/25/2028	—		—

Haviv Ilan	—	113,054	(2)	$174.81	1/27/2032	25,743	(6)	$4,253,258
	21,499	64,497	(3)	$169.23	1/28/2031	20,682	(7)	$3,417,080
	43,999	43,999	(4)	$130.52	1/24/2030	17,239	(8)	$2,848,228
	64,591	21,531	(5)	$104.41	1/25/2029	18,198	(9)	$3,006,674
	81,828	—		$110.15	1/25/2028	—		—
	58,151	—		$79.26	1/26/2027	—		—

Hagop H. Kozanian	—	55,271	(2)	$174.81	1/27/2032	12,586	(6)	$2,079,459
	11,671	35,031	(3)	$169.23	1/28/2031	11,228	(7)	$1,855,090
	—	29,333	(4)	$130.52	1/24/2030	11,493	(8)	$1,898,873
	—	11,332	(5)	$104.41	1/25/2029	9,578	(9)	$1,582,477

Kyle M. Flessner	—	52,759	(2)	$174.81	1/27/2032	12,014	(6)	$1,984,953
	11,056	33,171	(3)	$169.23	1/28/2031	10,637	(7)	$1,757,445
	35,199	35,200	(4)	$130.52	1/24/2030	13,791	(8)	$2,278,549
	50,993	16,998	(5)	$104.41	1/25/2029	14,367	(9)	$2,373,716
(1)Calculated by multiplying the number of RSUs by the closing price of TI common stock on December 30, 2022 ($165.22).
(2)One-quarter of the shares became exercisable on January 27, 2023, and one-third of the remaining shares become exercisable on each of January 27, 2024 and January 27, 2025 and January 27, 2026.
(3)One-third of the shares became exercisable on January 28, 2023, and one-half of the remaining shares become exercisable on each of January 28, 2024 and January 28, 2025.
(4)One-half of the shares became exercisable on January 24, 2023, and the remaining one-half become exercisable on January 24, 2024.
2023 PROXY STATEMENT • PAGE 44

(5)Became fully exercisable on January 25, 2023.
(6)Vesting date is January 30, 2026.
(7)Vesting date is January 31, 2025.
(8)Vesting date is January 31, 2024.
(9)Vested on January 31, 2023.
Option awards
The “Option Awards” shown in the table above are non-qualified stock options, each of which represents the right to purchase shares of TI common stock at the stated exercise price. The exercise price is the closing price of TI common stock on the grant date. The term of each option is 10 years unless the option is terminated earlier pursuant to provisions summarized in the chart below and in the paragraph following the chart. Options become exercisable in increments of 25% per year beginning on the first anniversary of the date of the grant. The chart below shows the termination provisions relating to stock options outstanding as of December 31, 2022. The Compensation Committee of the board of directors established these termination provisions to promote employee retention while offering competitive terms.

	Employment Termination due to Death or Permanent Disability or at Least 6 Months after Grant When Retirement Eligible *	Employment Termination for Cause	Other Circumstances of Employment Termination
Unexercisable portion of option	Continues	Stops	Stops

Exercisable portion of option	Remains exercisable to end of term	Terminates	Remains exercisable for 30 days
*    Retirement eligibility is defined for purposes of equity awards as at least age 55 with 10 or more years of TI service or at least age 65.
Options may be cancelled if, during the two years after employment termination, the grantee competes with TI or solicits TI employees to work for another company, or if the grantee discloses TI trade secrets. In addition, for options received while the grantee was an executive officer, the company may reclaim (or “clawback”) profits earned under grants if the officer engages in such conduct. These provisions are intended to strengthen retention and provide a reasonable remedy to TI in case of competition, solicitation of our employees or disclosure of our confidential information.
Options become fully vested if the grantee is involuntarily terminated from employment with TI (other than for cause) within 24 months after a change in control of TI. “Change in control” is defined as provided in the Texas Instruments 2009 Long-Term Incentive Plan and occurs upon (i) acquisition of more than 50% of the voting stock or at least 80% of the assets of TI or (ii) change of a majority of the board of directors in a 12-month period unless a majority of the directors then in office endorsed the appointment or election of the new directors (“Plan definition”). These terms are intended to reduce employee uncertainty and distraction in the period leading up to a change in control, if such an event were to occur.
Stock awards
The “Stock Awards” column in the table of outstanding equity awards at fiscal year-end 2022 are RSU awards. Each RSU represents the right to receive one share of TI common stock on a stated date (the “vesting date”) unless the award is terminated earlier under terms summarized below. In general, the vesting date is approximately four years after the grant date. Each RSU includes the right to receive dividend equivalents, which are paid annually in cash at a rate equal to the amount paid to stockholders in dividends.
2023 PROXY STATEMENT • PAGE 45

The table below shows the termination provisions of RSUs outstanding as of December 31, 2022.

Employment Termination Due to Death or Permanent Disability or at Least Six Months after Grant When Retirement Eligible	Employment Termination For Cause	Other Circumstances of Employment Termination
Vesting continues; shares are paid at the scheduled vesting date	Grant cancels; no shares are issued	Grant cancels; no shares are issued
These termination provisions are intended to promote retention. All RSU awards contain cancellation and clawback provisions like those described above for stock options. The terms provide that, to the extent permitted by Section 409A of the IRC, the award vests upon involuntary termination of TI employment within 24 months after a change in control. Change in control is the Plan definition. These cancellation, clawback and change in control terms are intended to conform RSU terms with those of stock options (to the extent permitted by the IRC) and to achieve the objectives described above in the discussion of stock options.
In addition to the “Stock Awards” shown in the outstanding equity awards at fiscal year-end 2022 table, Mr. Templeton holds an award of RSUs that was granted in 1995. The award, for 120,000 shares of TI common stock, vested in 2000. Under the award terms, the shares will be issued to Mr. Templeton in March of the year after his termination of employment for any reason. These terms were designed to provide a tax benefit to the company by postponing the related compensation expense until it was likely to be fully deductible. In accordance with SEC requirements, this award is reflected in the 2022 non-qualified deferred compensation table.
2022 option exercises and stock vested
The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers in 2022 and the value of any RSUs that vested in 2022. For option exercises, the value realized is calculated by multiplying the number of shares acquired by the difference between the exercise price and the market price of TI common stock on the exercise date. For RSUs, the value realized is calculated by multiplying the number of RSUs that vested by the market price of TI common stock on the vesting date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard K. Templeton	—	—	54,472	$9,657,341
Rafael R. Lizardi	—	—	10,895	$1,931,575
Haviv Ilan	—	—	17,250	$3,058,253
Hagop H. Kozanian	31,383	$1,784,340	14,276	$2,435,190
Kyle M. Flessner	43,068	$2,961,183	9,079	$1,609,616
2023 PROXY STATEMENT • PAGE 46

2022 pension benefits
The following table shows the present value as of December 31, 2022, of the benefit of the named executive officers under our qualified defined benefit pension plan (TI Employees Pension Plan) and non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan (which governs amounts earned before 2005) and TI Employees Non-Qualified Pension Plan II (which governs amounts earned after 2004)). In accordance with SEC requirements, the amounts shown in the table do not reflect any named executive officer’s retirement eligibility or any increase in benefits that may result from the named executive officer’s continued employment after December 31, 2022.

Name (1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (5)	Payments During Last Fiscal Year
Richard K. Templeton (2)	TI Employees Pension Plan	16 (3)	$879,873	—
	TI Employees Non-Qualified Pension Plan	16 (3)	$545,539	—
	TI Employees Non-Qualified Pension Plan II	16 (4)	$104,563	—

Kyle M. Flessner (2)	TI Employees Pension Plan	4 (3)	$12,312	—
	TI Employees Non-Qualified Pension Plan	4 (3)	—	—
	TI Employees Non-Qualified Pension Plan II	—	—	—
(1)Messrs. Lizardi, Ilan and Kozanian do not participate in any of the company’s defined benefit pension plans because they joined TI after these plans were closed to new participants.
(2)In 1997, TI’s U.S. employees were given the choice between continuing to participate in the defined benefit pension plans or participating in a new enhanced defined contribution retirement plan. Mr. Templeton and Mr. Flessner chose to participate in the defined contribution plan. Accordingly, their accrued pension benefits under the qualified and non-qualified plans were frozen (i.e., they will experience no increase attributable to years of service or change in eligible earnings) as of December 31, 1997. Contributions to the defined contribution plan for Mr. Templeton’s and Mr. Flessner’s benefits are included in the 2022 summary compensation table.
(3)Credited service began on the date the officer became eligible to participate in the plan. Eligibility to participate began on the earlier of 18 months of employment, or January 1 following the completion of one year of employment. Accordingly, Mr. Templeton and Mr. Flessner have been employed by TI for longer than the years of credited service shown in the preceding table.
(4)Credited service began on the date the named executive officer became eligible to participate in the TI Employees Pension Plan as described in Note 3.
(5)The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by TI for financial reporting purposes and are described in Note 8 to the 2022 financial statements, except that a named executive officer’s retirement is assumed (in accordance with SEC rules) for purposes of this table to occur at age 65 and no assumption for termination prior to that date is used. The amount of the lump-sum benefit earned as of December 31, 2022, is determined using either (i) the Pension Benefit Guaranty Corporation (PBGC) interest assumption of 1.75% in 2023; 2.60% in 2024+ or (ii) the Pension Protection Act of 2006 (PPA) corporate bond yield interest assumption of 4.75% in 2023; and 5.60% in 2024+, whichever rates produce the higher lump-sum amount. A discount rate assumption of 5.67% for the TI Employees Pension Plan and 5.68% for the non-qualified pension plans was used to determine the present value of each lump sum.
TI Employees Pension Plan
The TI Employees Pension Plan is a qualified defined benefit pension plan. See “Benefits – Retirement plans” for a discussion of the origin and purpose of the plan. Employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in this plan.
2023 PROXY STATEMENT • PAGE 47

Plan participants are eligible for normal retirement under the terms of the plan at 65 years of age with one year of credited service. Participants are eligible for early retirement at 55 years of age with 20 years of employment or 60 years of age with five years of employment. As of December 31, 2022, Mr. Templeton was eligible for early retirement.
Participants may request payment of accrued benefits at termination or any time thereafter. Participants may choose a lump-sum payment or one of six forms of annuity. In order of largest to smallest periodic payment, the forms of annuity are (i) single life annuity, (ii) 5-year certain and life annuity, (iii) 10-year certain and life annuity, (iv) joint and 50% survivor annuity, (v) joint and 75% survivor annuity and (vi) joint and 100% survivor annuity. Participants who do not request payment will begin to receive benefits in April of the year after reaching the age of 72 in the form of annuity required under the IRC.
The pension formula for the qualified plan is intended to provide a participant with an annual retirement benefit equal to 1.5% multiplied by the product of (i) years of credited service and (ii) the average of the five highest consecutive years of the participant’s base salary plus bonus up to a limit imposed by the IRS, less a percentage (based on the participant’s year of birth, when the participant elects to retire and the participant’s years of service with TI) of the amount of compensation on which the participant’s Social Security benefit is based.
If an individual takes early retirement and chooses to begin receiving an annual retirement benefit at that time, such benefit is reduced by an early retirement factor. As a result, the annual benefit is lower than the one the participant would have received at age 65.
Participants whose employment terminates due to disability may choose to receive their accrued benefits at any time prior to age 65. Alternatively, the participant may choose to defer receipt of the accrued benefit until reaching age 65 and then take a disability benefit. The disability benefit paid at age 65 is based on salary and bonus, years of credited service the participant would have accrued to age 65 had the participant not become disabled, and disabled status.
The benefit payable in the event of death is based on salary and bonus, years of credited service and age at the time of death, and may be in the form of a lump sum or annuity at the election of the beneficiary. The earliest date of payment is the first day of the second calendar month following the month of death.
TI employees non-qualified pension plans
TI has two non-qualified pension plans: the TI Employees Non-Qualified Pension Plan (Plan I), which governs amounts earned before 2005; and the TI Employees Non-Qualified Pension Plan II (Plan II), which governs amounts earned after 2004. Each is a non-qualified defined benefit pension plan. See “Benefits – Retirement plans” for a discussion of the purpose of the plans. As with the qualified defined benefit pension plan, employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in Plan I or Plan II. Eligibility for normal and early retirement under these plans is the same as under the qualified plan (see above). Benefits are paid in a lump sum.
A participant’s benefits under Plan I and Plan II are calculated using the same formula as described above for the TI Employees Pension Plan. However, the IRS limit on the amount of compensation on which a qualified pension benefit may be calculated does not apply. Additionally, the IRS limit on the amount of qualified benefit the participant may receive does not apply to these plans. Once this non-qualified benefit amount has been determined using the formula described above, the individual’s qualified benefit is subtracted from it. The resulting difference is multiplied by an age-based factor to obtain the amount of the lump-sum benefit payable to an individual under the non-qualified plans.
Amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified pension plan commences. Amounts under Plan II will be distributed subject to the requirements of Section 409A of the IRC. Because the named executive officers are among the 50 most highly compensated officers of the company, Section 409A of the IRC requires that they not receive any lump-sum distribution payment under Plan II before the first day of the seventh month following termination of employment.
If a participant terminates due to disability, amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified plan commences. For amounts under Plan II, distribution is governed by Section 409A of the IRC, and the disability benefit is reduced to reflect the payment of the benefit prior to age 65.
2023 PROXY STATEMENT • PAGE 48

In the event of death, payment under both plans is based on salary and bonus, years of credited service and age at the time of death and will be in the form of a lump sum. The earliest date of payment is the first day of the second calendar month following the month of death.
Balances in the plans are unsecured obligations of the company. For amounts under Plan I, in the event of a change in control, the present value of the individual’s benefit would be paid not later than the month following the month in which the change in control occurred. For such amounts, “change in control” is defined as (i) acquisition of 20% of TI common stock other than through a transaction approved by the board of directors or (ii) change of a majority of the board of directors in a 24-month period unless a majority of the directors then in office have elected or nominated the new directors. For all amounts accrued under this plan, if a sale of substantially all of the assets of the company occurred, the present value of the individual’s benefit would be distributed in a lump sum as soon as reasonably practicable following the sale of assets. For amounts under Plan II, no distribution of benefits is triggered by a change in control.
TI Employees Survivor Benefit Plan
TI’s qualified and non-qualified pension plans provide that upon the death of a retirement-eligible employee, the employee’s beneficiary receives a payment equal to half of the benefit to which the employee would have been entitled under the pension plans had the employee retired instead of died. We have a survivor benefit plan that pays the beneficiary a lump sum that, when added to the reduced amounts the beneficiary receives under the pension plans, equals the benefit the employee would have been entitled to receive had the employee retired instead of died. Because Mr. Templeton was eligible for early retirement as of December 31, 2022, his beneficiaries would be eligible for benefits under the survivor benefit plan if he were to die.
2022 non-qualified deferred compensation
The following table shows contributions to each named executive officer’s deferred compensation account in 2022 and the aggregate amount of his deferred compensation as of December 31, 2022.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions		Aggregate Balance at Last FYE (5)
Richard K. Templeton	$207,913	$298,947	$(2,205,856)	(3)	$1,051,345	(4)	$21,109,883	(6)
Rafael R. Lizardi	$61,400	$89,215	$(108,955)		$247,565		$705,723
Haviv Ilan	$326,854	$92,619	$(331,215)		—		$1,938,863
Hagop H. Kozanian	$53,000	$61,732	$(30,476)		$60,365		$175,428
Kyle M. Flessner	$66,250	$102,299	$(63,089)		$153,806		$377,994
(1)Amounts shown for Messrs. Templeton and Ilan include a portion of their salary and bonus paid in 2022, for Mr. Lizardi a portion of his salary paid in 2022 and for Messrs. Flessner and Kozanian a portion of their bonus paid in 2022.
(2)Company matching contributions pursuant to the defined contribution plan. These amounts are included in the “All Other Compensation” column of the 2022 summary compensation table.
(3)Consists of: (i) $562,800 in dividend equivalents paid under the 120,000-share 1995 RSU award previously discussed, settlement of which has been deferred until after termination of employment; (ii) a $2,790,000 decrease in the value of the RSU award (calculated by subtracting the value of the award at year-end 2021 from the value of the award at year-end 2022 (in both cases, the number of RSUs is multiplied by the closing price of TI common stock on the last trading date of the year)); and (iii) a $21,344 gain in Mr. Templeton’s deferred compensation account in 2022. Dividend equivalents are paid at the same rate as dividends on TI common stock.
(4)Consists of dividend equivalents paid on the RSU award discussed in Note 3 and a $488,545 deferred compensation plan account distribution.
(5)All amounts contributed by a named executive officer and by the company in prior years have been reported in the summary compensation table in previously filed proxy statements in the year earned to the extent he was a named executive officer for purposes of the SEC’s executive compensation disclosure.
2023 PROXY STATEMENT • PAGE 49

(6)Of this amount, $19,826,400 is attributable to Mr. Templeton’s 1995 RSU award, calculated as described in Note 3. The remainder is the balance of his deferred compensation account.
See “Benefits – Retirement plans” for a discussion of the purpose of the plan. An employee’s deferred compensation account contains eligible compensation the employee has elected to defer and contributions by the company that are in excess of the IRS limits on (i) contributions the company may make to the enhanced defined contribution plan and (ii) matching contributions the company may make related to compensation the executive officer deferred into his deferred compensation account.
Participants in the deferred compensation plan may choose to defer up to (i) 25% of their base salary, (ii) 90% of their performance bonus and (iii) 90% of profit sharing. Elections to defer compensation must be made in the calendar year prior to the year in which the compensation will be earned.
During 2022, participants could choose to have their deferred compensation mirror the performance of one or more of the following mutual funds, each of which is managed by a third party (these alternatives, which may be changed at any time, are the same as those offered to participants in the defined contribution plans): BlackRock MSCI ACWI ex-U.S. IMI Index Lendable Fund F, Northern Trust Short Term Investment Fund, Northern Trust Aggregate Bond Index Fund-Lending, Northern Trust Russell 1000 Value Index Fund-Lending, Northern Trust Russell 1000 Growth Index Fund-Lending, Northern Trust Russell 2000 Index Fund-Lending, Northern Trust MidCap 400 Index Fund-Lending, BlackRock Equity Index Fund F, BlackRock (EAFE) (Europe, Australia, Far East) Equity Index Fund F, BlackRock Lifepath Index 2030 Fund F, BlackRock Lifepath Index 2040 Fund F, BlackRock Lifepath Index 2050 Fund F, BlackRock Lifepath Index 2025 Fund F, BlackRock Lifepath Index 2035 Fund F, BlackRock Lifepath Index 2045 Fund F, BlackRock Lifepath Index 2055 Fund F, BlackRock Lifepath Index 2060 Fund F and BlackRock Lifepath Index Retirement Fund F.
From among the available investment alternatives, participants may change their instructions relating to their deferred compensation daily. Earnings on a participant’s balance are determined solely by the performance of the investments that the participant has chosen. The company does not guarantee any minimum return on investments. A third party administers the company’s deferred compensation program.
A participant may request distribution from the plan in the case of an unforeseeable emergency. To obtain an unforeseeable emergency withdrawal, a participant must meet the requirements of Section 409A of the IRC. Otherwise, balances are paid to participants pursuant to their distribution elections and are subject to applicable IRC limitations.
Amounts contributed by the company, and amounts earned and deferred by the participant for which there is a valid distribution election on file, will be distributed in accordance with the participant’s election. Annually, participants may elect separate distribution dates for deferred compensation attributable to a participant’s (i) bonus and profit sharing and (ii) salary. Participants may elect that these distributions be in the form of a lump sum or annual installments to be paid out over a period of five or ten consecutive years. Amounts for which no valid distribution election is on file will be distributed three years from the date of deferral.
In the event of the participant’s death, payment will be in the form of a lump sum, and the earliest date of payment is the first day of the second calendar month following the month of death. For any other circumstance resulting in termination of employment, payments are distributed in accordance with the participant’s valid distribution election.
Like the balances under the non-qualified defined benefit pension plans, deferred compensation balances are unsecured obligations of the company. For amounts earned and deferred prior to 2010, a change in control does not trigger a distribution under the plan. For amounts earned and deferred after 2009, distribution occurs, to the extent permitted by Section 409A of the IRC, if the participant is involuntarily terminated within 24 months after a change in control. Change in control is the Plan definition.
Potential payments upon termination or change in control
None of the named executive officers has an employment contract with the company. They are eligible for benefits on generally the same terms as other U.S. employees upon termination of employment or change in control of the company. TI does not reimburse executive officers for any income or excise taxes that are payable by the executive as a result of payments relating to termination or change in control. For a discussion of the impact of these
2023 PROXY STATEMENT • PAGE 50

programs on the compensation decisions for 2022, see “Analysis of compensation determinations – Total compensation” and “Compensation following employment termination or change in control.”
Termination
The following programs may result in payments to a named executive officer whose employment terminates. Most of these programs have been discussed above.
Bonus
Our policies concerning bonus and the timing of payments are described under “Compensation philosophy and elements.” Whether a bonus would be awarded under other circumstances and in what amount would depend on the facts and circumstances of termination and is subject to the Compensation Committee’s discretion. If awarded, bonuses are paid by the company.
Qualified and non-qualified defined benefit pension plans
The purposes of these plans are described under “Benefits – Retirement plans.” The formula for determining benefits, the forms of benefit and the timing of payments are described under “2022 pension benefits.” The amounts disbursed under the qualified and non-qualified plans are paid, respectively, by the TI Employees Pension Trust and the company.
Survivor benefit plan
The purpose of this plan, along with the formula for determining the amount of benefit, the form of benefit and the timing of payments, are described under “2022 pension benefits – TI Employees Survivor Benefit Plan.” Amounts distributed are paid by the TI Employees Health Benefit Trust.
Deferred compensation plan
The purpose of this plan is described under “Benefits – Deferred Compensation.” The amounts payable under this program depend solely on the performance of investments that the participant has chosen. The timing of payments is discussed under “2022 non-qualified deferred compensation” and except in the case of death, payments are made according to the participant’s distribution election. Amounts distributed are paid by the company.
Equity compensation
Depending on the circumstances of termination, grantees whose employment terminates may retain the right to exercise previously granted stock options and receive shares under outstanding RSU awards as described in the discussion following the outstanding equity awards at fiscal year-end 2022 table. RSU awards include a right to receive dividend equivalents. The dividend equivalents are paid annually by the company in a single cash payment after the last dividend payment of the year.
Perquisites
Financial counseling is provided to executive officers for a transition period following retirement. Otherwise, no perquisites continue after termination of employment.
In the case of a resignation pursuant to a separation agreement, employees above a certain job grade level, including executive officers, might be offered a 12-month paid leave of absence before termination, in exchange for a non-compete and non-solicitation commitment and a release of claims against the company. The leave period will be credited to years of service under the pension plans described above. During the leave, the executive officer’s stock options will continue to become exercisable and his or her RSUs will continue to vest. Amounts paid to an individual during a paid leave of absence are not counted when calculating benefits under the qualified and non-qualified pension plans.
2023 PROXY STATEMENT • PAGE 51

In the case of a separation agreement in which the executive officer will be at least 50 years old and have at least 10 years of employment with the company on his or her last day of active employment before beginning the paid leave of absence, the separation agreement will typically include an unpaid leave of absence, to commence at the end of the paid leave and end when the executive officer has reached age 55 (bridge to retirement). During the bridge to retirement, the executive officer will continue to accrue years of service under the qualified and non-qualified pension plans described above. Stock options will continue to become exercisable and RSUs will remain in effect.
Change in control
Our only program, plan or arrangement providing benefits triggered by a change in control is the TI Employees Non-Qualified Pension Plan. A change in control at December 31, 2022, would have accelerated payment of the balance under that plan. See “2022 pension benefits – TI employees non-qualified pension plans” for a discussion of the purpose of change in control provisions of that plan as well as the circumstances and the timing of payment.
Upon a change in control there is no acceleration of vesting of stock options and RSUs granted after 2009. Only upon an involuntary termination (not for cause) within 24 months after a change in control of TI will the vesting of such stock options and RSUs accelerate. See the discussion following the outstanding equity awards at fiscal year-end 2022 table for further information concerning change in control provisions relating to stock options and RSUs.

2023 PROXY STATEMENT • PAGE 52

The table below shows as of December 31, 2022, the potential payments upon termination or change in control for each of the named executive officers.

Form of Compensation	Disability		Death		Involuntary Termination for Cause		Resignation; Involuntary Termination (not for Cause)		Retirement		Change in Control
Richard K. Templeton (1)
Qualified Defined Benefit Pension Plan	$861,154	(2)	$466,560	(3)	$927,649	(4)	$940,228	(4)	$927,649	(4)	—
Non-Qual. Defined Benefit Pension Plan	$609,677	(2)	$288,685	(3)	$573,983	(4)	$609,677	(4)	$573,983	(4)	$573,983	(4)
Non-Qual. Defined Benefit Pension Plan II	$26,656	(5)	$55,334	(3)	$110,020	(4)	$80,701	(4)	$110,020	(4)	—
Survivor Benefit Plan	—		$801,073	(6)	—		—		—		—
Deferred Compensation (7)	—		$1,283,483		—		—		—		—
RSUs	$51,774,991	(8)	$51,774,991	(8)	$19,826,400	(9)	$51,774,991	(10)	$51,774,991	(10)	$19,826,400	(9)
Stock Options	$182,087,160	(11)	$182,087,160	(11)	—		$182,087,160	(11)	$182,087,160	(11)	—
R. K. Templeton Total	$235,359,638		$236,757,286		$21,438,052		$235,492,757		$235,473,803		$20,400,383
Rafael R. Lizardi
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$705,723		—		—		—		—
RSUs	$7,869,263	(8)	$7,869,263	(8)	—		—		—		—
Stock Options	$5,018,117	(11)	$5,018,117	(11)	—		$2,864,838	(12)	—		—
R. R. Lizardi Total	$12,887,380		$13,593,103		—		$2,864,838		—		—
Haviv Ilan
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$1,938,863		—		—		—		—
RSUs	$13,525,240	(8)	$13,525,240	(8)	—		—		—		—
Stock Options	$17,795,537	(11)	$17,795,537	(11)	—		$14,959,472	(12)	—		—
H. Ilan Total	$31,320,777		$33,259,640		—		$14,959,472		—		—
Hagop H. Kozanian
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$175,428		—		—		—		—
RSUs	$7,415,900	(8)	$7,415,900	(8)	—		—		—		—
Stock Options	$1,706,954	(11)	$1,706,954	(11)	—		—		—		—
H. H. Kozanian Total	$9,122,854		$9,298,282		—		—		—		—
2023 PROXY STATEMENT • PAGE 53

Form of Compensation	Disability		Death		Involuntary Termination for Cause		Resignation; Involuntary Termination (not for Cause)		Retirement		Change in Control
Kyle M. Flessner
Qualified Defined Benefit Pension Plan	$24,167	(2)	7,622	(3)	14,208	(4)	14,898	(4)	14,208	(4)	—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$377,994		—		—		—		—
RSUs	$8,394,663	(8)	$8,394,663	(8)	—		—		—		—
Stock Options	$6,577,378	(11)	$6,577,378	(11)	—		$4,322,290	(12)	—		—
K. M. Flessner Total	$14,996,208		$15,357,657		14,208		$4,337,188		14,208		—
(1)Mr. Templeton was retirement eligible for purposes of TI’s defined benefit pension plans and under the terms of his equity compensation awards as of December 31, 2022.
(2)The amount shown is the lump-sum benefit payable at age 65 to the named executive officer in the event of termination as of December 31, 2022, due to disability, assuming the named executive officer does not request payment of his disability benefit until age 65. The assumptions used in calculating these amounts are the same as the age-65 lump-sum assumptions used for financial reporting purposes for the company’s audited financial statements for 2022 and are described in Note 5 to the 2022 pension benefits table.
(3)Value of the benefit payable in a lump sum to the executive officer’s beneficiary calculated as required by the terms of the plan assuming the earliest possible payment date. The plan provides that in the event of death, the beneficiary receives 50% of the participant’s accrued benefit, reduced by the age-applicable joint and 50% survivor factor.
(4)Lump-sum value of the accrued benefit as of December 31, 2022, calculated as required by the terms of the plans assuming the earliest possible payment date.
(5)The amount shown is the lump-sum benefit payable at age 65, in the case of the Non-Qualified Defined Benefit Pension Plan, or separation from service in the case of Plan II. The assumptions used are the same as those described in Note 2.
(6)Calculated as required by the terms of the plan assuming the earliest possible payment date.
(7)In the event of death, a participant’s deferred compensation balance becomes payable immediately. The amount shown in the column titled “Death” is the balance as of December 31, 2022, under the non-qualified deferred compensation plan. For all separation events other than death, balances are distributed in accordance with the participant’s distribution election as discussed in the narrative following the 2022 non-qualified deferred compensation table.
(8)Calculated by multiplying the number of outstanding RSUs by the closing price of TI common stock as of December 30, 2022 ($165.22). In the event of termination due to disability or death, all outstanding awards will continue to vest according to their terms. See the first table under “Outstanding equity awards at fiscal year-end 2022” for the number of unvested RSUs as of December 31, 2022, and the related discussion following that table of an additional outstanding RSU award held by Mr. Templeton.
(9)Calculated by multiplying the previously discussed 120,000 vested RSUs by the closing price of TI common stock as of December 30, 2022 ($165.22).
(10)Due to retirement eligibility, calculated by multiplying the number of outstanding RSUs held at such termination by the closing price of TI common stock as of December 30, 2022 ($165.22). RSU awards stay in effect and pay out shares according to the vesting schedule.
(11)Calculated as the difference between the grant price of all outstanding in-the-money options and the closing price of TI common stock as of December 30, 2022 ($165.22), multiplied by the number of shares under such options as of December 31, 2022.
2023 PROXY STATEMENT • PAGE 54

(12)Calculated as the difference between the grant price of all exercisable in-the-money options and the closing price of TI common stock as of December 30, 2022 ($165.22), multiplied by the number of shares under such options as of December 31, 2022.
Pay ratio
For 2022, the median of annual total compensation of all employees of our company (other than our CEO) was $67,144. The annual total compensation of our CEO was $21,655,191. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 323:1.
There has been no change in the company’s employee population or employee compensation arrangements that would result in a significant change in the pay ratio disclosure. Further, there has been no change in the circumstances of the employee identified as the median employee in 2020. Accordingly, the pay ratio calculation has been made using the 2022 compensation for the median employee identified in 2020.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” we used the following methodology and material assumptions, adjustments and estimates to identify the median employee in 2020:
•We selected October 26, 2020, as the date upon which we would identify the “median employee.”
•As of this date, our employee population consisted of approximately 29,568 individuals working at the company and consolidated subsidiaries, excluding employees on leaves of absence who are not expected to return to work.
•To identify the “median employee,” we used base salary and profit sharing information, each of which is paid to all employees. Salaries were annualized for all permanent employees who were employees for less than the full fiscal year or who were on an unpaid leave of absence during a portion of the year.
•We identified and calculated the elements of the median employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, including the value of the employee’s health and welfare benefits (estimated for the employee and the employee’s eligible dependents) and retirement-related benefits.
•We applied the exchange rate that we utilize in our payroll system, as of the identification date, to convert foreign currency to U.S. dollars.
The annual total compensation of our CEO is the amount reported in the “Total” column of our 2022 summary compensation table, adding in the value of health and welfare benefits (estimated for our CEO and his eligible dependents) and retirement-related benefits. This resulted in annual total compensation for purposes of determining the ratio in the amount of $21,655,191.
Pay versus performance
Set forth below are certain disclosures related to executive compensation and company performance using selected financial performance measures required by the SEC. For a discussion of the company’s executive compensation policies and programs and an explanation of how executive compensation decisions are made at TI, please refer to the Compensation Discussion and Analysis.
The following table includes a new calculation of compensation, “compensation actually paid,” that differs significantly from the way in which the company views annual compensation decisions, as discussed in the Compensation Discussion and Analysis, and from the summary compensation table calculation of compensation.
2023 PROXY STATEMENT • PAGE 55

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (3)		Average Summary Compensation Table Total for Non-CEO NEOs (2)	Average Compensation Actually Paid to Non-CEO NEOs (3)		Value of Initial Fixed $100 Investment Based on:		Net Income (millions)	Operating Profit (millions)
							Total TSR (10)	S&P IT Index Total TSR (10)
2022	$21,629,586	$11,834,806	(4)	$7,959,226	$5,118,822	(7)	$139.51	$139.00	$ 8,749	$ 10,140
2021	$19,195,411	$37,422,531	(5)	$6,903,311	$11,327,790	(8)	$154.85	$193.58	$ 7,769	$ 8,960
2020	$19,056,652	$43,654,015	(6)	$5,827,815	$11,832,752	(9)	$131.74	$143.89	$ 5,595	$ 5,894
(1)Mr. Templeton, in his capacity as chairman, president and CEO, is the company’s principal executive officer for the applicable period (2020-2022). Compensation for our CEO reflects the amounts reported in the summary compensation table for the respective years.
(2)The remaining non-CEO named executive officers for the applicable period are Rafael R. Lizardi (2020-2022), Haviv Ilan (2020-2022), Hagop H. Kozanian (2020-2022), Kyle M. Flessner (2020-2022) and Niels Anderskouv (2020). Compensation for our non-CEO named executive officers reflects the amounts reported in the summary compensation table for the respective years.
(3)Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown. We estimate the fair values for non-qualified stock options using the Black-Scholes-Merton option-pricing model. The assumptions used for purposes of calculating fair values of options as of the vest date or fiscal year-end date are the same as the assumptions used for purposes of calculating the grant date fair value of options, except that we determine expected lives of options based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest date or fiscal year-end date, and the risk-free interest rate is based on the Treasury Constant Maturity rate closest to the remaining expected life, as of the vest date or fiscal year-end date.
(4)Adjustments to total compensation for 2022 as reported in the summary compensation table consist of: (a) $15,000,082 deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (b) $14,326,403 increase based on the fair value of equity awards granted in 2022 that remained outstanding and unvested as of December 31, 2022; (c) $7,521,569 deduction for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2022, determined based on the change in fair value of such awards from December 31, 2021, to December 31, 2022; (d) $3,093,391 deduction for awards granted in prior fiscal years that vested in 2022, determined based on the change in fair value of such awards from December 31, 2021, to the vest date; and (e) $1,493,859 increase based on dividend equivalents paid on unvested RSUs in 2022.
(5)Adjustments to total compensation for 2021 as reported in the summary compensation table consist of: (a) $13,000,129 deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (b) $14,927,094 increase based on the fair value of equity awards granted in 2021 that remained outstanding and unvested as of December 31, 2021; (c) $12,003,020 increase for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2021, determined based on the change in fair value of such awards from December 31, 2020, to December 31, 2021; (d) $2,929,146 increase for awards granted in prior fiscal years that vested in 2021, determined based on the change in fair value of such awards from December 31, 2020, to the vest date; and (e) $1,367,989 increase based on dividend equivalents paid on unvested RSUs in 2021.
(6)Adjustments to total compensation for 2020 as reported in the summary compensation table consist of: (a) $13,000,042 deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (b) $19,703,975 increase based on the fair value of equity awards granted in 2020 that remained outstanding and unvested as of December 31, 2020; (c) $17,619,680 increase for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2020, determined based on the change in fair value of such awards from December 31, 2019, to December 31, 2020; (d) $850,841 deduction for awards granted in prior fiscal years that vested in 2020, determined based on the change in fair value of such awards from December 31, 2019, to the vest date; (e) $1,324,022 increase based on dividend equivalents paid on unvested RSUs in 2020; and (f) $199,431 deduction for the change in actuarial present values reported under the “Change in Pension Value and Nonqualifed Deferred Compensation Earnings” column in the summary compensation table.
2023 PROXY STATEMENT • PAGE 56

(7)Adjustments to the non-CEO named executive officers’ average total compensation for 2022 as reported in the summary compensation table consist of: (a) $5,350,141 deduction for the average amount reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (b) $5,109,857 increase based on the average fair value of equity awards granted in 2022 that remained outstanding and unvested as of December 31, 2022; (c) $2,095,368 deduction for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2022, determined based on the average change in fair value of such awards from December 31, 2021, to December 31, 2022; (d) $776,587 deduction for awards granted in prior fiscal years that vested in 2022, determined based on the average change in fair value of such awards from December 31, 2021, to the vest date; and (e) $271,835 increase based on the average amount of dividend equivalents paid on unvested RSUs in 2022.
(8)Adjustments to the non-CEO named executive officers’ average total compensation for 2021 as reported in the summary compensation table consist of: (a) $4,425,121 deduction for the average amount reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (b) $5,081,041 increase based on the average fair value of equity awards granted in 2021 that remained outstanding and unvested as of December 31, 2021; (c) $2,923,509 increase for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2021, determined based on the average change in fair value of such awards from December 31, 2020, to December 31, 2021; (d) $615,711 increase for awards granted in prior fiscal years that vested in 2021, determined based on the average change in fair value of such awards from December 31, 2020, to the vest date; and (e) $229,339 increase based on the average amount of dividend equivalents paid on unvested RSUs in 2021.
(9)Adjustments to the non-CEO named executive officers’ average total compensation for 2020 as reported in the summary compensation table consist of: (a) $3,640,067 deduction for the average amount reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (b) $5,517,190 increase based on the average fair value of equity awards granted in 2020 that remained outstanding and unvested as of December 31, 2020; (c) $4,027,257 increase for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2020, determined based on the average change in fair value of such awards from December 31, 2019, to December 31, 2020; (d) $116,105 deduction for awards granted in prior fiscal years that vested in 2020, determined based on the average change in fair value of such awards from December 31, 2019, to the vest date; (e) $217,527 increase based on the average amount of dividend equivalents paid on unvested RSUs in 2020; and (f) $865 deduction for the change in actuarial present values reported under the “Change in Pension Value and Nonqualifed Deferred Compensation Earnings” column in the summary compensation table.
(10)TSR represents the cumulative TSR for the company and the S&P Information Technology index over a three-year period beginning December 31, 2019, as of the years ended 2022, 2021 and 2020. TSR data is obtained from Research Data Group, Inc. (RDG).
Compensation actually paid compared to TSR, net income and operating profit
Compensation actually paid to the CEO decreased year over year by $25,587,725, or 68%, and $6,231,484, or 14%, in 2022 and 2021, respectively. Compensation actually paid to the remaining non-CEO named executive officers decreased year over year by $6,208,968, or 55%, and $504,962, or 4%, in 2022 and 2021, respectively. During this period, the company’s cumulative TSR was 39.5%. Net income increased year over year by $980 million, or 13%, and $2.17 billion, or 39%, in 2022 and 2021, respectively. Operating profit increased year over year by $1.18 billion, or 13%, and $3.07 billion, or 52%, in 2022 and 2021, respectively.
TSR, net income and operating profit are some indicators of the company’s overall performance that may impact the value of total compensation; however, other performance measures and factors are considered in setting named executive officers’ compensation. See the Compensation Discussion and Analysis for additional information.
TI TSR compared to S&P IT Index TSR
The company’s cumulative TSR of 39.5% for the three-year period ending December 31, 2022, was about the same as the S&P Information Technology Index return for the same period of 39.0%.
2023 PROXY STATEMENT • PAGE 57

2022 financial performance measures
The four financial performance measures listed in the following table represent an unranked list of the “most important” financial performance measures linking compensation actually paid to the named executive officers for 2022 and company performance. We do not consider any one of the following financial performance measures to be the most important measure for our company or executive compensation program. Additional financial performance measures, based on an absolute and relative basis, and other measures were used to link executive pay to company performance as further described in the Compensation Discussion and Analysis.

Revenue growth: total TI
Operating profit
Operating profit margin
Total shareholder return
Audit Committee report
The Audit Committee of the board of directors has furnished the following report:
As noted in the committee’s charter, TI management is responsible for preparing the company’s financial statements. The company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to TI’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
The committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (i) the audited financial statements and (ii) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.
The committee has discussed with the independent registered public accounting firm, Ernst & Young, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.
The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young the firm’s independence.
Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for 2022 for filing with the SEC.

Janet F. Clark, Chair	Jean M. Hobby	Michael D. Hsu
Proposal to ratify appointment of independent registered public accounting firm
The Audit Committee of the board has the authority and responsibility for the appointment, compensation, retention and oversight of the work of TI’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP to be TI’s independent registered public accounting firm for 2023.
TI has engaged Ernst & Young or a predecessor firm to serve as the company’s independent registered public accounting firm for over 65 years. In order to assure continuing auditor independence, the Audit Committee periodically considers whether the annual audit of TI’s financial statements should be conducted by another firm.
2023 PROXY STATEMENT • PAGE 58

The lead audit partner on the TI engagement serves no more than five consecutive years in that role, in accordance with SEC rules. The Audit Committee chair and management have direct input into the selection of the lead audit partner.
The members of the Audit Committee and the board believe that the continued retention of Ernst & Young to serve as the company’s independent registered public accounting firm is in the best interest of the company and its investors. Consequently, the board asks the stockholders to ratify the appointment of Ernst & Young. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.
Representatives of Ernst & Young are expected to be present and available to respond to appropriate questions at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.
The fees for services provided by Ernst & Young to the company are described below:

	2022	2021
Audit	$10,171,000	$9,797,000
Audit-related	$777,000	$780,000
Tax	$1,832,000	$1,405,000
All other	$30,000	$38,000
The services provided were as follows:
Audit: our annual audit, including the audit of internal control over financial reporting, reports on Form 10-Q, assistance with public debt offerings, statutory audits required internationally and accounting consultations.
Audit-related: including employee benefit plan audits and certification procedures relating to compliance with local-government or other regulatory standards for various non-U.S. subsidiaries.
Tax: professional services for tax compliance (preparation and review of income tax returns and other tax-related filings) and tax advice on U.S. and foreign tax matters.
All other: TI Foundation audit and training.
Pre-approval policy. The Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent registered public accounting firm to assure that the provision of such services does not impair the firm’s independence.
Annually the independent registered public accounting firm and the director of internal audits present to the Audit Committee services expected to be performed by the firm over the next 12 months. The Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are presented to the Audit Committee for consideration in the following categories: Audit, Audit-related, Tax and All other (each as defined in Schedule 14A of the Securities Exchange Act). For each service listed in those categories, the committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews on at least a quarterly basis the services provided to date by the firm and the fees incurred for those services. The Audit Committee may revise the list of pre-approved services and related fees from time to time, based on subsequent determinations.
In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings of the Audit Committee, the committee has delegated pre-approval authority to its chair (the Audit Committee does not delegate to management its responsibilities to pre-approve services). The chair reports pre-approval decisions to the Audit Committee and seeks ratification of such decisions at the Audit Committee’s next scheduled meeting.
The Audit Committee or its chair pre-approved all services provided by Ernst & Young during 2022.
2023 PROXY STATEMENT • PAGE 59

The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2023.
Stockholder proposals
Proposal regarding right to call a special meeting
Mr. John Chevedden, 2215 Nelson Avenue #205, Redondo Beach, CA 90278-2453, the beneficial owner of more than $2,000 of the company’s common stock, has given notice that he or his designee intends to present the following nonbinding, advisory proposal at the annual meeting. The board of directors opposes the stockholder proposal for the reasons set forth below the proposal.
Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.
In accordance with applicable rules of the SEC, we have set forth Mr. Chevedden’s proposal below exactly as submitted to us.
Special Shareholder Meeting Improvement
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
The 10% figure, that gives each share an equal right to formally participate in calling for a special shareholder meeting, is reasonable because the laws of some states mandate that 10% of shares be able to call a special shareholder meeting. Another sign that a 10% of shares is reasonable is that a number of companies that have a 25% figure then allow the 10% figure to apply to one shareholder who owns 10% of shares.
Texas Instruments shareholders gave a whopping 78% vote to a shareholder proposal to give shareholders the right to act by written consent. This 78% vote represented an overwhelming majority support from shareholders. In response to this overwhelming majority support management gave us a useless right to act by written consent.
This was under the so-called leadership of Mr. Ronald Kirk, who chaired the Governance Committee. In response to this overwhelming majority vote, under Mr. Kirk we got a form of written consent that is so difficult to use that a group of shareholders, who see an urgent need to have a shareholder voice on an important item between annual meetings, would automatically choose to call for a special shareholder meeting because it is less difficult than attempting to act by written consent. Thus the so-called right to act by written consent would be left in the dust.
Mr. Kirk has been senior of counsel at Gibson, Dunn & Crutcher since 2013. Gibson, Dunn is a law firm with $2 Billion in annual revenue. Over the last decade Gibson, Dunn may have made more money in resisting shareholder proposals than any other law firm in history. A 10-foot pole should separate any Gibson Dunn attorney, like Mr. Kirk, and the Governess Committee of a company like Texas Instruments.
Since Texas Instruments management will not give its shareholders a genuine right to act by written consent we need the right for 10% of shares to be able to call a special shareholder meeting.
A more reasonable stock ownership threshold to call for a special shareholder meeting to elect a new director could give our directors a greater incentive to improve their performance.
For instance Ms. Carrie Cox and Ms. Pamela Patsley each received 108 million against votes in 2022.
Please vote yes: Special Shareholder Meeting Improvement
2023 PROXY STATEMENT • PAGE 60

Board of directors’ response
The board of directors recommends a vote “AGAINST” this proposal because stockholders already have a meaningful right to call a special meeting.
The board understands it is important to stockholders to have the ability to act in between annual meeting meetings, and has engaged in stockholder outreach on this topic following both the 2021 and 2022 annual meetings. Following this outreach in 2021 and in response to stockholder feedback, in 2022, the board amended the company’s by-laws to permit stockholders with net long ownership of 25% or more of our outstanding common stock to call special meetings.
•The current ownership threshold appropriately balances the interests of all stockholders. The company’s stockholders have disparate views on the right to call special meetings and the conditions to exercise that right. Through ongoing engagement with stockholders since 2021, the company has learned that some stockholders believe a special meeting right is not necessary or advisable. Others believe that a threshold less than 25% would increase the risk of special meetings being called by as few as one or two stockholders focused on short-term interests. In the view of those stockholders and our board, enabling holders of less than 25% of our common stock to call special meetings could subject the company to disruption from stockholder special interest groups or activists with an agenda not in the best interest of the company or our long-term stockholders.
Prior to the January 2022 by-law amendment adopting a shareholder right to call special meetings, the company reached out to stockholders of approximately two-thirds of the company’s outstanding common stock, to determine, among other things, the appropriate threshold to set for a special meeting right. Approximately half of the stockholders with whom the company engaged supported the 25% ownership threshold. No other threshold received a comparable level of support. Consistent with this level of support, when the company’s stockholders considered this same proposal last year, it received less than majority support.
•Special meetings require substantial company resources and time. The expense and disruption of a special meeting can be significant, including the costs of preparing and distributing proxy materials and the diversion of board and management attention from the oversight and management of our business. The proposed 10% threshold could be reached by a single non-majority stockholder. Given that special meetings require a considerable investment in resources, they should be limited to circumstances where a meaningful number of stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. The board believes a 25% threshold strikes the necessary balance between enhancing our stockholders’ ability to act on important matters in between annual meetings and protecting the company and other stockholders by allowing only a meaningful group of stockholders to exercise the right.
•Stockholders already have several methods through which they can influence company practices without lowering the special meeting threshold. The company has other corporate governance practices in place that protect stockholder rights and provide meaningful avenues for all stockholders, no matter the size, to effectively voice their opinions, including through the company’s robust stockholder engagement throughout the year. Additionally, our annual stockholder meeting provides an opportunity for stockholders to provide direct feedback by voting on director nominees, executive compensation, auditor selection and other matters that come before the meeting, or to ask questions of management. Stockholders also may bring specific items of business before the company and other stockholders by submitting proposals for inclusion in the company’s proxy materials to be voted on at the meeting, or to be voted on at the meeting without being included in company proxy materials. Company by-laws also allow stockholders to nominate directors at the annual meeting or use proxy access.
The company regularly solicits stockholder views outside the context of formal stockholder meetings, considers that input, and takes appropriate actions where the long-term interests of all our stockholders are best served. The January 2022 amendment of the company’s by-laws to provide stockholders a right to call special meetings is only one such example. The company maintains its commitment to continue monitoring developments on this topic as part of its consideration of broader governance issues, and our board will continue to foster an open dialogue with our stockholders regarding the company’s corporate governance policies and practices.
2023 PROXY STATEMENT • PAGE 61

In summary, the board believes that the current threshold for the right of stockholders to call a special meeting is consistent with existing best practices and continues to reflect the governance framework that best protects stockholder rights. Accordingly, the board believes the adoption of the stockholder proposal is not appropriate and is not in the best interests of our stockholders.
For these reasons, the board of directors recommends a vote “AGAINST” this proposal.
Proposal to report on due diligence efforts to trace end-user misuse of company products
Friends Fiduciary Corporation, 1700 Market Street, Suite 1535, Philadelphia, PA 19103, the beneficial owner of more than $2,000 of the company’s common stock, has given notice that it or its designee intends to present the following nonbinding, advisory proposal at the annual meeting. The board of directors opposes the stockholder proposal for the reasons set forth below the proposal.
Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.
In accordance with applicable rules of the SEC, we have set forth Friends Fiduciary Corporation’s proposal below exactly as submitted to us.
RESOLVED: Shareholders request that the Board of Directors commission an independent third-party report, at reasonable expense and excluding proprietary information, on Texas Instruments’ (Tl) due diligence process to determine whether its customers' use of its products or services contribute or are linked to violations of international law.
WHEREAS: The United States and EU have imposed extensive sanctions and export controls against the Russian state and its owned and affiliated businesses in response to the invasion of Ukraine.12 On September 21, Vladimir Putin announced a “partial mobilization,” requiring all public and private organizations to assist in the conscription of eligible employees and provide material means to support the war effort3;
The Royal United Services Institute (RUSI) reported that Tl and Analog Devices were the original manufacturers of approximately 25% of the dual-use items found in 27 Russian weapons systems used in the invasion, including cruise and ballistic missiles, precision munitions, and electronic warfare. RUSI notes that “US exporters of these products [had] a due-diligence obligation to make sure they were not destined for a prohibited end user, or to be used in prohibited end use.”4
Iranian “kamikaze” drones, governed by export restrictions and used by Russia against Ukraine, contain circuit boards with Tl processors.5 Reports indicate these drones are being used against civilians and energy infrastructure, exacerbating the humanitarian crisis.6
The use of Tl’s products during the Russian invasion of Ukraine may result in heightened human rights and financially material risks through potential violations of American and EU sanctions and export controls, the United Nations Guiding Principles (UNGP) on Business and Human Rights, and Tl's human rights policies, as well as complicity in Russia’s war crimes.7
Because human rights risks can be particularly acute in conflict-affected and high-risk areas (CAHRA), characterized by widespread human rights abuses and violations of national or international law, the UNGPs call for heightened due diligence. The International Finance Corporation states that companies in CAHRA “face business risks ... much greater than those in other emerging markets,” including destruction of assets, deaths and injuries, weak state control, lack of security, and supply-chain disruptions.
To mitigate risks associated with customer conduct, companies undertake “Know Your Customer” (KYC) due diligence coupled with sanctions compliance programs.
SUPPORTING STATEMENT
Shareholders seek information, at board and management discretion, through a report describing TI’s:
2023 PROXY STATEMENT • PAGE 62

•Sanctions and export control compliance program to ensure dual-use items are not used by proscribed users or for proscribed uses;
•Plans to address increased risks associated with Putin’s partial mobilization order;
•Board of Directors’ role in overseeing the identification and management of risks associated with Russia’s invasion;
•Determination if a KYC due diligence process is needed to address risks across CAHRA, or if a KYC exists, whether it is sufficient; and
•Assessment of legal, regulatory, and reputational risks to shareholder value posed by the use of Tl products across CAHRA.
(1)https://home.treasury.gov/news/press-releases/jy0608
(2)https://www.theguardian.com/world/2022/sep/23/russia-has-committed-war-crimes-in-ukraine-say-un-investigators
(3)https://base.garant.ru/136945/
(4)https://static.rusi.org/RUSI-Silicon-Lifeline-final-updated-web_1.pdf
(5)https://euromaidanpress.com/2022/09/27/iranian-shahed-131-drones-have-us-made-components/
(6)https://www.nytimes.com/2022/10/18/world/europe/ukraine-russia-blackout-water.html
(7)https://www.ft.com/content/8537a252-2f2c-4058-9313-f5e7e28eb56d
Board of directors’ response
The board of directors recommends a vote “AGAINST” this proposal for the following reasons:
The company takes seriously its responsibility to have a comprehensive compliance program. We operate in a vast, dynamic and multi-tiered global electronics supply chain, where components like semiconductors are traded through multiple parties before being incorporated in a subsystem or end product. Standard semiconductors (or chips) are used in all electronics. The same chip used in one end product can be used in many other end products. TI produces tens of billions of these general-purpose chips sold to tens of thousands of customers every year, with many chips lasting up to 20-30 years. In light of these complexities, an expectation of complete traceability of such items to end use and prevention of product misuse and diversion is unachievable.
We do not support or condone the use of our products for applications for which they were not designed. As TI has stated publicly, TI is not selling any products into Russia, Belarus or Iran. TI stopped sales to Russia and Belarus in February 2022, and we no longer support sales there. The United States and its partners recognize the global responsibility of this matter and have issued targeted sanctions and export controls as a result. TI has partnered with global law enforcement organizations as necessary and appropriate to help combat the illegal use of our products.
•The complexity and volume of the multi-tiered global electronics supply chain makes complete traceability of standard semiconductor products unachievable. Global electronics supply chains are vast, complex and dynamic. The volume of different parts from multiple suppliers across various geographic locations create enormous variation and complexities. TI designs and manufactures semiconductors that we sell to electronics designers and manufacturers all over the world. Gaining complete end user visibility in such a complex network is an unachievable undertaking.
TI has a broad portfolio of approximately 80,000 products that are integral for almost every type of electronic equipment. The ubiquity of these products in global marketplaces makes them so commonly used they are akin to the nails or screws that make up a final electronic product. Even the most advanced weapons systems are designed with the same common chips that are also found in toys, cell phones and household appliances. These everyday consumer products can be lawfully purchased from almost any retail market, then deconstructed so their components can be reused in other applications. Original manufacturers cannot know with certainty where their components may ultimately be used.
Compounding the issue is the long lifespan of chips, some of which are designed to last 20-30 years. This means that parts found in a conflict-affected area might have been purchased years before any sanction or export control went into effect. The Semiconductor Industry Association cited one analysis of Iranian drones
2023 PROXY STATEMENT • PAGE 63

recovered in Ukraine, which found that 11% of components were manufactured in 2012, with some components dating back to 2005. Those products could have been repackaged and resold many times all over the world before ending up in a final application.1
The semiconductor industry is committed to assessing and addressing these challenges together.2 TI is actively engaged with other semiconductor companies, government agencies and law enforcement to determine appropriate ways the industry can help to address improper or harmful uses of semiconductors.
•TI has a compliance program that is long-standing, comprehensive and overseen by the board. It already achieves the primary objective of the proposal. TI is an industry leader in the area of corporate compliance and introduced a formal corporate ethics program in the early 1960s. Our compliance program is overseen by the board. As part of this program, TI conducts due diligence to address export compliance (including, but not limited to, laws and regulations on import and export controls and economic sanctions adopted by the U.S. and other countries) on a regular and periodic basis. TI screens purchases and customers using a variety of industry-standard methods and tools. These efforts position TI to avoid dealing with sanctioned or embargoed parties who might misuse chips in applications like the weapons being used in Russia.
TI also goes even further beyond its compliance obligations when appropriate. Although the U.S. government’s restriction on the sale of certain products to Russia impacted only a small fraction of TI’s products, TI elected to suspend sales of all products to Russia and Belarus in February 2022.
TI’s compliance program already comprehends the primary objective of the proposal—to conduct due diligence to determine whether customer use of our products is linked to violations of international law. Adopting the proposal would not provide any meaningful information not already comprehended in TI’s existing compliance program.
•The proposal’s prescriptive requirements would micro-manage TI’s business operations and impose an unproductive administrative burden, which is contrary to the interests of TI and its stockholders. The requested report probes deeply into ordinary business matters, which the company is already managing appropriately and over which the board is already exercising appropriate oversight. The proposal also prescribes additional disclosures and novel diligence requirements that go beyond what is reasonable for our business operations and would be costly and time-consuming to produce.
TI and the board have long been committed to a robust compliance program and to operating its business with high standards. These high standards are reflected in TI’s Living our Values: We will act like owners who will own the company for decades, we will adapt and succeed in a world that’s ever-changing, and we will be a company that we’re personally proud to be a part of and would want as our neighbor.
(1)https://www.semiconductors.org/semiconductor-industry-is-committed-to-combatting-illicit-chip-diversion/.
(2)See above.
For these reasons, the board of directors recommends a vote “AGAINST” this proposal.
Additional information
Voting securities
As stated in the notice of annual meeting, holders of record of the common stock at the close of business on March 1, 2023, may vote at the meeting or any adjournment of the meeting. As of March 1, 2023, 907,341,995 shares of TI common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held.
Security ownership of certain beneficial owners
The following table shows the only persons who have reported beneficial ownership of more than 5% of the common stock of the company by virtue of filing a Schedule 13G with the SEC. Persons generally “beneficially own” shares if they have the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.
2023 PROXY STATEMENT • PAGE 64

Name and Address	Shares Owned at December 31, 2022	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	87,509,560 (1)	9.64%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	77,276,001 (2)	8.5%
(1)According to its Schedule 13G/A filing, The Vanguard Group has shared voting power for 1,328,444 shares, sole dispositive power for 83,594,158 shares and shared dispositive power for 3,915,402 shares.
(2)According to its Schedule 13G/A filing, BlackRock, Inc. has sole voting power for 69,807,427 shares and sole dispositive power for 77,276,001 shares.
Security ownership of directors and management
The following table shows the beneficial ownership of TI common stock by directors, the named executive officers and all executive officers and directors as a group. Each director and named executive officer has sole voting and investment power with respect to the shares owned, except as to the interests of spouses or as otherwise indicated. No director or executive officer has pledged shares of TI common stock.

Name	Shares Owned at December 31, 2022	Percent of Class
Directors (1)
Mark A. Blinn (2)	30,365	*
Todd M. Bluedorn	19,419	*
Janet F. Clark	36,060	*
Carrie S. Cox	68,500	*
Martin S. Craighead	31,281	*
Curtis C. Farmer	**	*
Jean M. Hobby	24,345	*
Michael D. Hsu (3) ***	7,456	*
Haviv Ilan	456,532	*
Ronald Kirk	70,745	*
Pamela H. Patsley	128,955	*
Robert E. Sanchez	70,205	*
Richard K. Templeton (4)	3,296,158	*

Management (5)
Rafael R. Lizardi	216,584	*
Hagop H. Kozanian	108,042	*
Kyle M. Flessner	222,986	*
All executive officers and directors as a group (6)	5,443,163	*
*    Less than 1%
**     On April 1, 2023, the date of his election to the board, Mr. Farmer will receive a restricted stock unit grant with a value of $200,000. The number of shares will be determined on April 1, 2023 (the date of the grant).
***    Serving until April 27, 2023
2023 PROXY STATEMENT • PAGE 65

(1)    Included in the shares owned shown above are:

Directors	Shares Obtainable within 60 Days	RSUs (Shares) (a)	Shares Credited to Deferred Compensation Accounts (b)
Mark A. Blinn	3,967	12,156	9,996
Todd M. Bluedorn	13,627	2,885	—
Janet F. Clark	19,692	8,942	7,426
Carrie S. Cox	29,682	32,088	3,591
Martin S. Craighead	9,321	2,885	—
Curtis C. Farmer	—	(c)	—
Jean M. Hobby	19,692	2,885	—
Michael D. Hsu	1,856	3,226	2,089
Haviv Ilan	363,360	81,862	—
Ronald Kirk	52,520	2,885	5,162
Pamela H. Patsley	40,221	4,885	56,646
Robert E. Sanchez	40,221	8,795	10,783
Richard K. Templeton	2,210,262	313,370	—
(a)The non-employee directors’ RSUs granted before 2007 are settled in TI common stock generally upon the director’s termination of service provided he or she has served at least eight years or has reached the company’s retirement age for directors. RSUs granted after 2006 are settled in TI common stock generally upon the fourth anniversary of the grant date.
(b)The shares in deferred compensation accounts are issued following the director’s termination of service.
(c)On April 1, 2023, the date of his election to the board, Mr. Farmer will receive a restricted stock unit grant with a value of $200,000. The number of shares will be determined on April 1, 2023 (the date of the grant).
(2)    Includes 4,246 shares held in a trust for which Mr. Blinn shares voting and investment power.
(3)    Includes 285 shares held in a trust for which Mr. Hsu shares voting and investment power.
(4)    Includes 12,995 shares credited to Mr. Templeton’s 401(k) and profit sharing accounts. Also includes 48,840 shares held in trusts and 649,681 shares held by the Richard and Mary Templeton Foundation, a charitable foundation, for each of which Mr. Templeton shares voting and investment power. Mr. Templeton has no pecuniary interest in the Foundation’s shares.
(5)    Included in the shares owned shown above are:

Executive Officer	Shares Obtainable within 60 Days	Shares Credited to 401(k) Account	RSUs (Shares)
Rafael R. Lizardi	127,556	—	47,629
Hagop H. Kozanian	63,157	—	44,885
Kyle M. Flessner	156,129	—	50,809

(6)    Includes:
(a)3,612,588 shares obtainable within 60 days;
(b)12,995 shares credited to 401(k) accounts;
(c)788,391 shares subject to RSU awards; for the terms of these RSUs, see pages 23 and 45-46; and
(d)95,694 shares credited to certain non-employee directors’ deferred compensation accounts; shares in deferred compensation accounts are issued following a director’s termination of service.
2023 PROXY STATEMENT • PAGE 66

Related person transactions
Because we believe that company transactions with directors and executive officers of TI or with persons related to TI directors and executive officers present a heightened risk of creating or appearing to create a conflict of interest, we have a written related person transaction policy that has been approved by the board of directors. The policy states that TI directors and executive officers should obtain the approvals or ratifications specified below in connection with any related person transaction. The policy applies to transactions in which:
1.    TI or any TI subsidiary is or will be a participant;
2.    The amount involved exceeds or is expected to exceed $120,000 in a fiscal year; and
3.    Any of the following (a “related person”) has or will have a direct or indirect interest:
(a)A TI director or executive officer, or an Immediate Family Member of a director or executive officer;
(b)A stockholder owning more than 5% of the common stock of TI or an Immediate Family Member of such stockholder, or, if the 5% stockholder is not a natural person, any person or entity designated in the Form 13G or 13D filed under the SEC rules and regulations by the 5% stockholder as having an ownership interest in TI stock (individually or collectively, a “5% holder”); or
(c)An entity in which someone listed in (a) above has a 5% or greater ownership interest, by which someone listed in (a) is employed, or of which someone listed in (a) is a director, principal or partner.
For purposes of the policy, an “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of a TI director, executive officer or 5% holder.
The policy specifies that a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions or arrangements.
The required approvals are as follows:

Arrangement Involving:	Approval Required by:
Executive officer who is also a member of the TI board, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5% or greater ownership interest	GSR Committee
Chair of the GSR Committee, chief compliance officer, any of his or her Immediate Family Members, or an entity in which any of the foregoing has a 5% or greater ownership interest	GSR Committee
Any other director or executive officer, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5% or greater ownership interest	Chief compliance officer in consultation with the chair of the GSR Committee
A 5% holder	GSR Committee
No member of the GSR Committee will participate in the consideration of a related person arrangement in which such member or any of his or her Immediate Family Members is the related person.
The approving body or persons will consider all of the relevant facts and circumstances available to them, including (if applicable) but not limited to: the benefits to the company of the arrangement; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the arrangement; and the terms available to unrelated third parties or to employees generally. The primary consideration is whether the transaction between TI and the related person (i) was the result of undue influence from the related person or (ii) could adversely influence or appear to adversely influence the judgment, decisions or actions of the director or
2023 PROXY STATEMENT • PAGE 67

executive officer in meeting TI responsibilities or create obligations to other organizations that may come in conflict with responsibilities to TI.
No related person arrangement will be approved unless it is determined to be in, or not inconsistent with, the best interests of the company and its stockholders, as the approving body or persons shall determine in good faith.
The chief compliance officer will provide periodic reports to the committee on related person transactions. Any related person transaction brought to the attention of the chief compliance officer or of which the chief compliance officer becomes aware that is not approved pursuant to the process set forth above shall be terminated as soon as practicable.
The board has determined that the following types of transactions pose little risk of a conflict of interest and therefore has deemed them approved:
•Compensation paid to a TI director or executive officer for services as such, or where the sole interest in a related person transaction of a TI director, executive officer or 5% holder is their position as such;
•Transactions where the rates or charges involved are determined by competitive bids, involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
•Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;
•Interests of a related person arising only from:
◦the direct or indirect ownership in another party to the transaction and that ownership, when combined with the ownership of all the other individuals specified in 3(a)-(c) above, is less than 5% of the outstanding equity of such party;
◦an interest as a limited partner in a partnership, and that ownership interest, when combined with all the other ownership interests of the other individuals specified in 3(a)-(c) above, is less than 5% of the total ownership interest of the limited partnership;
◦their position as a director of another corporation or organization;
◦the ownership of TI stock and all holders of that class of stock receive the same benefit on a pro rata basis;
•Transactions in the ordinary course of business where the only relationship of a TI director or executive officer, or their Immediate Family Member, is as an employee (other than an executive officer) and/or less than a 10% beneficial owner of the other entity if (i) the TI director or executive officer is not involved in negotiating the terms of the transaction and (ii) amounts involved for the fiscal year do not exceed the greater of $200,000 or 2% of the entity’s consolidated gross revenues for that year;
•Charitable contributions, grants or endowments by TI or the TI Foundation to an entity where the only relationship of the TI director or executive officer, or their Immediate Family Member, is as a trustee or employee (other than as an executive officer) if the aggregate payments for the fiscal year do not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues for that year. “Payments” exclude payments arising solely from investments in TI stock, payments under the TI Director Award Program and payments under non-discretionary charitable contribution matching programs; and
•Transactions involving the employment of an Immediate Family Member of a TI director or executive officer if such director or executive officer does not participate in the decisions regarding the hiring, performance evaluation or compensation of the Immediate Family Member and such hiring, performance evaluation or compensation is determined on a basis consistent with TI’s human resources policies.
Compensation committee interlocks and insider participation
During 2022, Messrs. Craighead and Blinn and Mses. Cox and Patsley served on the Compensation Committee. No committee member (i) was an officer or employee of TI, (ii) was formerly an officer of TI or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). No executive officer of TI served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our board of directors or a member of the Compensation Committee.
2023 PROXY STATEMENT • PAGE 68

Cost of solicitation
The solicitation is made on behalf of our board of directors. TI will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.
Without receiving additional compensation, directors, officers and employees of TI may solicit proxies personally, by telephone, fax or email, from some stockholders if proxies are not promptly received. We have also hired Georgeson LLC to assist in the solicitation of proxies at a cost of $13,500 plus out-of-pocket expenses.
Stockholder proposals and nominations for 2024
The table below shows the deadlines for stockholders to submit proposals or director nominations for next year’s annual meeting.

	Proposals for Inclusion in 2024 Proxy Materials	Director Nominees for Inclusion in 2024 Proxy Materials (Proxy Access)	Other Proposals/Nominees to be Presented at 2024 Annual Meeting (and Not for Inclusion in Proxy Materials)
When proposal must be received by Texas Instruments	On or before November 15, 2023	No earlier than October 16, 2023, and no later than November 15, 2023	No earlier than December 29, 2023, and no later than January 28, 2024

In addition to satisfying the requirements of the company’s by-laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than board’s nominees must also provide notice to the company in accordance with Rule 14a-19 under the Exchange Act no later than February 27, 2024.
Any proposals, nominations or notices are to be sent to Texas Instruments Incorporated, 12500 TI Boulevard, MS 8658, Dallas, TX 75243, Attn: Secretary.
We reserve the right to reject, rule out of order or take any other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
Benefit plan voting
If you are a participant in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, you are a “named fiduciary” under the plans and are entitled to direct the voting of shares allocable to your accounts under these plans. The trustee administering your plan will vote your shares in accordance with your instructions. If you wish to instruct the trustee on the voting of shares held for your accounts, you should do so by April 24, 2023, in the manner described in the notice of annual meeting.
Additionally, participants under the plans are designated as “named fiduciaries” for the purpose of voting TI stock held under the plans for which no voting direction is received. TI shares held by the TI 401(k) savings plans for which no voting instructions are received by April 24, 2023, will be voted in the same proportions as the shares in the plans for which voting instructions have been received by that date unless otherwise required by law.
2023 PROXY STATEMENT • PAGE 69

Telephone and internet voting
Registered stockholders and benefit plan participants. Stockholders with shares registered directly with Computershare (TI’s transfer agent) and participants who beneficially own shares in a TI benefit plan may vote telephonically by calling (800) 690-6903 (within the U.S. and Canada only, toll-free) or via the internet at www.proxyvote.com.
The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
Stockholders with shares registered in the name of a brokerage firm or bank. A number of brokerage firms and banks offer telephone and internet voting options. These programs may differ from the program provided to registered stockholders and benefit plan participants. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.
Stockholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and internet access providers, that must be borne by the stockholder.
Stockholders sharing the same address
To reduce the expenses of delivering duplicate materials, we take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of these materials, you may request a separate copy at no cost to you by calling Investor Relations at (214) 479-3773 or by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations. For future annual meetings, you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by calling (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Electronic delivery of proxy materials and copies of our Form 10-K
As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy mailings electronically. To request electronic delivery, vote via the internet at www.proxyvote.com and, when prompted, enroll to receive or access proxy materials electronically in future years. After the meeting date, stockholders may request electronic delivery by visiting https://enroll.icsdelivery.com/TXN.
2023 PROXY STATEMENT • PAGE 70

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 27, 2023. This 2023 proxy statement and the company’s 2022 annual report are accessible at www.proxyvote.com.
The company’s annual report on Form 10-K for the year ended December 31, 2022, which contains consolidated financial statements, accompanies this proxy statement. You may also obtain a copy of the company’s 2022 Form 10-K, including a list of exhibits and any exhibit specifically requested, without charge by writing to Investor Relations, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199. Our Form 10-K is also available in the “Investor Relations” section of our website at www.ti.com. The contents posted on our website are not incorporated by reference into this proxy statement.

Sincerely,

Cynthia Hoff Trochu Senior Vice President, Secretary and General Counsel
Dallas, Texas March 14, 2023

Notice regarding forward-looking statements
This proxy statement includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Statements herein that describe TI’s business strategy, ability to generate free cash flow in the future, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results and amounts to differ materially from those in forward-looking statements. For a detailed discussion of the risks and uncertainties, see the risk factors discussion in Item 1A of our annual report on Form 10-K for the year ended December 31, 2022. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
2023 PROXY STATEMENT • PAGE 71

Appendix A
Non-GAAP reconciliations
This proxy statement refers to ratios based on free cash flow. These are financial measures that were not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP). Free cash flow is a non-GAAP measure calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations). We believe free cash flow and these ratios based on it provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures and are reconciled in the table below to the most directly comparable GAAP measures.

	For Years Ended December 31,
Free Cash Flow as a Percentage of Revenue	2022	2021	2020	Total
(Millions of dollars)
Cash flow from operations (GAAP)	$8,720	$8,756	$6,139	$23,615
Capital expenditures	(2,797)	(2,462)	(649)	(5,908)
Free cash flow (non-GAAP)	$5,923	$6,294	$5,490	$17,707

Revenue	$20,028	$18,344	$14,461	$52,833

Cash flow from operations as a percentage of revenue (GAAP)	43.5%	47.7%	42.5%	44.7%
Free cash flow as a percentage of revenue (non-GAAP)	29.6%	34.3%	38.0%	33.5%

2023 PROXY STATEMENT • PAGE 72

Appendix B
TI EMPLOYEES 2014 STOCK PURCHASE PLAN
Amended and Restated Effective as of April 27, 2023
The TI Employees 2014 Stock Purchase Plan (the “Plan”) is designed to encourage in all Employees a proprietary interest in the Company. The Plan provides for all eligible Employees the option to purchase shares of the common stock of TI through voluntary systematic payroll deductions. The options provided to participants under the Plan shall be in addition to regular salary, profit sharing, pension, life insurance, special payments or other benefits related to a participant’s employment with the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” pursuant to Section 423 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”), but the Company does not undertake to maintain such status through the Plan term. If such status is not maintained, any award under the Plan will be made in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A of the Code.
For the purposes of the Plan unless otherwise indicated, “TI” shall mean Texas Instruments Incorporated, “Subsidiary” shall mean a corporation where at least eighty percent of its voting stock is owned directly or indirectly by TI, “Company” shall mean TI and its Subsidiaries, “Employee” shall mean an individual who is a full-time or part-time employee of the Company (including employees on paid or unpaid leave of absence if TI expects that they will return to work), and “Board” shall mean the Board of Directors of TI.
Eligibility
All Employees of TI, and such of its Subsidiaries as the Committee described below shall from time to time designate, who are Employees on the date of grant of the option shall be eligible to participate in offerings of options under the Plan, except the Committee may, in specified offerings, exclude Employees that fall into an excludable category as described in Section 423 of the Code and the regulations thereunder. The categories of Employees excluded from any specified offering may differ from the categories of Employees excluded from other offerings. For each offering, the date of grant shall be as determined by the Committee. Directors who are not Employees are not eligible to participate in the Plan.
Administration of Plan
The Plan shall be administered by a Committee of the Board which shall be known as the Compensation Committee (the “Committee”). The Committee shall be appointed by a majority of the whole Board and shall consist of not less than three directors. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and employees.
The Committee shall have the full and exclusive right to establish the terms of each offering of common stock of TI under the Plan except as otherwise expressly provided in this Plan. The terms of each offering, as established by the Committee, shall be communicated to eligible Employees in writing or electronically. The Committee may delegate such power, authority and rights with respect to the administration of the Plan (including, without limitation, the designation of Subsidiaries whose Employees may participate in offerings and the exclusion of Employees from specified offerings, in each case to the extent permitted by Section 423 of the Code) as it deems appropriate to one or more members of the management of TI (including, without limitation, a committee of one or more members of management appointed by the Committee); provided, however, that any delegation to management shall conform with the requirements of applicable law and stock exchange regulations. The Committee may also recommend to the Board revisions of the Plan.
2023 PROXY STATEMENT • PAGE 73

Expenses of Administration
Except as otherwise determined by the Committee, any broker commissions, fees or other expenses incurred in connection with the exercise of an option hereunder or as a result of the opening or maintenance of accounts for Employees and the purchase and sale of common stock of TI on behalf of Employees shall be paid by the Employee who incurs the expenses and any other expenses of the administration of the Plan shall be borne by TI.
Amendments
The Committee may, at any time and from time to time, alter, amend, suspend or terminate the Plan, any part thereof or any option thereunder as it may deem proper and in the best interests of the Company, provided, however, that unless the stockholders of TI shall have first approved thereof, (i) the total number of shares for which options may be exercised under the Plan shall not be increased or decreased, except as adjusted below under “Adjustments,” and (ii) no amendment shall be made which shall allow an option price for offerings under the Plan to be less than 85% of the fair market value of the common stock of TI on the date of grant of the options or 85% of the fair market value of the common stock of TI on the date on which an option is exercised, if lower.
Notwithstanding the foregoing, the Committee may adopt and amend stock purchase sub-plans with respect to Employees of Subsidiaries with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures, and to permit exclusion of certain Employees from participation. All such sub-plans shall be subject to the limitations on the amount of stock that may be issued under the Plan and, except to the extent otherwise provided in such plans, shall be subject to all of the other provisions set forth herein.
Offerings
Each year during the term of the Plan, unless the Committee determines otherwise, TI will make one or more offerings in which options to purchase TI common stock will be granted under the Plan. The offerings made to Employees of TI and to the Employees of each participating Subsidiary shall constitute separate offerings (i.e., the offering made to Employees of one participating entity shall be separate from the offering made to Employees of another participating entity) for purposes of Section 423 of the Code and the regulations thereunder and, accordingly, may contain different terms and conditions, provided that each such offering meets the requirements of Section 423 and the regulations thereunder.
Limitations on Grants
No more than 40,000,000 shares of TI common stock may be sold pursuant to options granted under the Plan, subject to adjustments as described below. Either authorized and unissued shares or issued shares heretofore or hereafter acquired by TI may be made subject to option under the Plan. If for any reason any option under the Plan terminates in whole or in part, shares subject to such terminated option may be again subjected to an option under the Plan.
Adjustments
In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of TI, issuance of warrants or other rights to purchase shares or other securities of TI, or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of shares which may be made the subject of options, (ii) the number and type of shares subject to outstanding options, and (iii) the grant, purchase or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an option. However, any adjustment that results in an increase in the aggregate number of shares that may be issued under the Plan (other than an increase merely reflecting a change in the number of outstanding shares, such as a stock dividend or stock split) will be considered the adoption of a new plan that would require stockholder approval, to the extent required by Section 423 of the Code and the regulations thereunder.
2023 PROXY STATEMENT • PAGE 74

Terms and Conditions of Options
Each offering shall be subject to the following terms and conditions, and to such further terms and conditions as may be established by the Committee as described in the paragraph above entitled “Administration of Plan.” To the extent required by Section 423 of the Code and the regulations thereunder, all Employees granted options in an offering shall have equal rights and privileges.
(1)     An option price per share for each offering shall be determined by the Committee on or prior to the date of grant of the option which shall in no instance be less than (a) 85% of the fair market value of TI common stock on the date the option is granted, or (b) 85% of the fair market value of TI common stock on the date the option is exercised, whichever is lower. The fair market value on the date on which an option is granted or exercised shall be determined by such methods or procedures as shall be established by the Committee prior to or on the date of grant of the option.
(2)     The expiration date of the options granted in each offering shall be determined by the Committee prior to or on the date of grant of the options but in any event shall not be more than 27 months after the date of grant of the options.
(3)     Each option shall entitle the Employee to purchase up to that number of shares which could be purchased at the option price as the Committee shall determine for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Alternatively, or in combination with setting a maximum number of shares, the Committee may choose to determine a maximum dollar amount that could be used to purchase shares for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Each Employee may elect to participate for less than the maximum number of shares or dollar amount specified by the Committee. The Committee shall determine prior to or on the date of grant of the options the consequences of an Employee’s election to participate for less than the maximum and whether the Employee shall be entitled to purchase fractional shares.
(4)     The term of each offering shall consist of the following three periods:
(a) an Enrollment Period during which each eligible Employee shall determine whether or not and to what extent to participate by authorizing payroll deductions;
(b) a Payroll Deduction Period during which (subject to paragraph (15) below) payroll deductions shall be made and credited to each Employee’s payroll deduction account; and
(c) an Exercise Day on which options of participating Employees will be automatically exercised in full.
The beginning and ending dates of each Enrollment Period and Payroll Deduction Period and the date of each Exercise Day shall be determined by the Committee.
(5)     Each eligible Employee who desires to participate in an offering shall elect to do so by completing and delivering by the end of the Enrollment Period to a person or firm designated by the Treasurer of TI a payroll deduction authorization in the form (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry) prescribed by the Committee authorizing payroll deductions during the Payroll Deduction Period. Where local law prohibits payroll deductions, paragraph (15) shall apply. Unless otherwise determined by the Committee, such election and payroll deduction authorization shall constitute an election and payroll deduction authorization to participate in the current offering, and the Employee may elect to be automatically re-enrolled in subsequent offerings under the Plan.
(6)     TI shall maintain or arrange for the maintenance of payroll deduction accounts for all participating Employees (or alternative payment method pursuant to paragraph (15)).
(7)     On the Exercise Day, the options of each participating Employee to which such Exercise Day relates shall be automatically exercised in full without the need for the participating Employee to take any action.
(8)     Upon exercise of an option, the shares shall be paid for in full by transfer of the purchase price from the Employee’s payroll deduction account, if any, to the account of TI, and any balance in the Employee’s payroll deduction account shall be paid to the Employee in cash.
2023 PROXY STATEMENT • PAGE 75

(9)     The Committee may allow participating Employees to cancel or reduce, or both, their payroll deduction authorizations. The Committee shall determine the consequences of such cancellations or reductions on the participating Employees’ enrollment in subsequent offerings.
(10)     The Committee shall determine on or prior to the date of grant of options the consequences of the termination of employment of a participating Employee for any reason, including death, during the term of an offering.
(11)     An Employee will have none of the rights and privileges of a stockholder of TI with respect to the shares of common stock subject to an option under the Plan until such shares of common stock have been transferred or issued to the Employee or to a designated broker for the Employee’s account on the books of TI.
(12)     An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Employee to whom granted, may be exercised only by the Employee.
(13)     Each option granted shall be evidenced by an instrument in such written or electronic form as the Committee shall approve which shall be dated the date of grant and shall comply with and be subject to the terms and conditions of the Plan.
(14)     No Employee shall be granted an option hereunder if such Employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of TI or a related corporation as defined in Treas. Reg. Section 1.421-1(i) (“Related Corporation”), computed in accordance with Section 423(b)(3) of the Code. No Employee shall be granted an option that permits the Employee’s rights to purchase common stock under all employee stock purchase plans of TI or a Related Corporation to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such common stock (determined at the date of grant) for each calendar year in which such option is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.
(15)     If local law prohibits payroll deductions for some or all Employees who are eligible for an offering, all Employees who are eligible for the offering in that location may authorize their employer to place the funds that otherwise would be subject to payroll deductions into bank accounts or in accounts with a trustee or other custodian in the names of the Employees or in the name of the employer or pay the funds by such other method authorized by the Committee. In such event, all of the provisions of the Plan applicable to payroll deductions shall apply to such accounts.
Plan Funds
All amounts held by TI in payroll deduction accounts under the Plan may be used for any corporate purpose of TI.
Governmental and Stock Exchange Regulations
The obligation of TI to sell and deliver common stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such common stock. The Company may, without liability to participating Employees, defer or cancel delivery of shares or take other action it deems appropriate in cases where applicable laws, regulations or stock exchange rules impose constraints on the normal Plan operations or delivery of shares. Such actions shall be taken in a manner which provides equal rights and privileges to all Employees granted options in an offering.
Termination of Plan
No offering shall be made hereunder after April 27, 2033. Further, no offering hereunder shall be made after any day upon which participating Employees elect to participate for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Employees elect to participate shall be greater than the shares remaining available, the available shares shall at the end of the Enrollment Period be allocated among such participating Employees pro rata on the basis of the number of shares for which each has elected to participate.
2023 PROXY STATEMENT • PAGE 76

TEXAS INSTRUMENTS INCORPORATED ATTN: ASSISTANT SECRETARY P.O. BOX 655474 MS 3999 DALLAS, TX 75265-5474
For registered shares, your proxy must be received by 11:59 p.m. (ET) on April 26, 2023.
For shares allocable to a benefit plan account, your proxy must be received by 11:59 p.m. (ET) on April 24, 2023.
VOTE BY INTERNET– Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the applicable cut-off date and time above. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until the applicable cut-off date and time above. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by the applicable date and time above.

STOCKHOLDER MEETING ADVANCE REGISTRATION
You must register and print your advance registration form at the stockholder meeting registration site: www.proxyvote.com. If you are unable to print your advance registration form, please call Stockholder Meeting Registration Phone Support (Toll Free) 1-844-318-0137 or (International Toll) 1-925-331-6070 for assistance.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY
TEXAS INSTRUMENTS INCORPORATED

The Board of Directors recommends you vote FOR each of the nominees for director.
1. Election of Directors
Nominees:	For	Against	Abstain
1a. Mark A. Blinn	☐	☐	☐
1b. Todd M. Bluedorn	☐	☐	☐
1c. Janet F. Clark	☐	☐	☐
1d. Carrie S. Cox	☐	☐	☐
1e. Martin S. Craighead	☐	☐	☐
1f. Curtis C. Farmer	☐	☐	☐
1g. Jean M. Hobby	☐	☐	☐
1h. Haviv Ilan	☐	☐	☐
1i. Ronald Kirk	☐	☐	☐
1j. Pamela H. Patsley	☐	☐	☐
1k. Robert E. Sanchez	☐	☐	☐
1l. Richard K. Templeton	☐	☐	☐

The Board of Directors recommends you vote FOR on Proposal 2.
	For	Against	Abstain
2. Board proposal to approve amendment and restatement of the TI Employees 2014 Stock Purchase Plan to extend the termination date.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on Proposal 3.
1 Year	2 Years	3 Years	Abstain
3. Board proposal regarding advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐
The Board of Directors recommends you vote FOR Proposals 4 and 5.
	For	Against	Abstain
4. Board proposal regarding advisory approval of the Company’s executive compensation.	☐	☐	☐
	For	Against	Abstain
5. Board proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.	☐	☐	☐
The Board of Directors recommends you vote AGAINST Proposals 6 and 7.
	For	Against	Abstain
6. Stockholder proposal to permit a combined 10% of stockholders to call a special meeting.	☐	☐	☐
	For	Against	Abstain
7. Stockholder proposal to report on due diligence efforts to trace end-user misuse of company products.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 27, 2023
You are invited to attend the 2023 annual meeting of stockholders on Thursday, April 27, 2023, in the auditorium on our property at 12500 TI Boulevard, Dallas, Texas, at 8:30 a.m. (Central time). At the meeting we will consider the election of directors, amendment and restatement of the TI Employees 2014 Stock Purchase Plan to extend the termination date, advisory vote on the frequency of future advisory votes on executive compensation, advisory approval of the Company’s executive compensation, ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023, two stockholder proposals, if properly presented, and such other matters as may properly come before the meeting.
Electronic Delivery of Proxy Materials
We are pleased to offer stockholders the opportunity to receive future proxy mailings by email. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive proxy materials electronically in future years or enroll at https://enroll.icsdelivery.com/TXN.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2023 Notice and Proxy Statement and 2022 Annual Report are also available at www.proxyvote.com.

PROXY FOR ANNUAL MEETING
TO BE HELD APRIL 27, 2023
This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints JANET F. CLARK, RONALD KIRK, PAMELA H. PATSLEY, RICHARD K. TEMPLETON, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 27, 2023, at 8:30 a.m. (Central time) and at any or all adjournments thereof, according to the number of shares of common stock that the undersigned would be entitled to vote if then personally present, in the election of directors, upon the board proposals and upon other matters properly coming before the meeting. If no contrary indication is made, this proxy will be voted FOR the election of each director nominee, FOR Proposals 2, 4 and 5, for “1 YEAR” on Proposal 3, and AGAINST Proposals 6 and 7. If other matters come before the meeting, this proxy will be voted in the discretion of the named proxies.
Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to that plan account as well as other shares registered in your name. As a “named fiduciary” under the plans for TI shares allocable to that plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant’s shares in accordance with the participant’s instructions unless otherwise required by law. If the trustee does not receive voting instructions for TI shares under the plans by April 24, 2023, those shares will be voted, in accordance with the terms of plans, in the same proportion as the shares for which voting instructions have been received unless otherwise required by law. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.
IMPORTANT – On the reverse side of this card are procedures on how to vote the shares.
Please consider voting by Internet or telephone.